UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Trinseo S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRINSEO™

2019

Proxy Statement and Meeting Notice

REGISTERED OFFICE:

26-28, rue Edward Steichen

L‑2540 Luxembourg

Grand Duchy of Luxembourg

PRINCIPAL PLACE OF BUSINESS:

1000 Chesterbrook Boulevard, Suite 300

Berwyn, PA 19312 USA

May 10, 2019

Dear Shareholder:

We cordially invite you to attend our 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) on Wednesday, June 19, 2019, at 1:00 p.m. (local time), to be held at the Sofitel Luxembourg Europe located at 4, rue du Fort Niedergrünewald, BP 512 / Quartier Européen Nord, L‑2015 Luxembourg, Grand Duchy of Luxembourg. Further details regarding admission to the Annual Meeting as well as the business to be conducted at the meeting is more fully described in the accompanying materials.

We describe in detail the actions we expect to take in the attached Notice of the 2019 Annual General Meeting of Shareholders and proxy statement. We have also made available a copy of our Annual Report on Form 10‑K for our fiscal year ended December 31, 2018. We encourage you to read the Form 10‑K, which includes information on our operations and products, as well as our audited financial statements.

We will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our shareholders a Notice of Internet Availability of Proxy Materials for the Annual Meeting containing instructions on how to access our proxy statement and Annual Report and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the General Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for Internet and telephone voting are included with the Notice of Internet Availability of Trinseo’s Proxy Materials for the Annual Meeting. If you prefer, you can request to receive proxy materials by mail, including a proxy card, and vote by mail by completing and signing the enclosed proxy card and returning it in the envelope provided.

Sincerely yours,

Frank A. Bozich

President and Chief Executive Officer

Trinseo S.A.

Annual General Meeting of Shareholders

Luxembourg, Grand Duchy of Luxembourg

June 19, 2019

Meeting begins at 1:00 p.m. CEST; Doors Open at 12:45 p.m. CEST

Sofitel Luxembourg Europe

4, rue du Fort Niedergrünewald

BP 512 / Quartier Européen Nord

L‑2015 Luxembourg

Grand Duchy of Luxembourg

Registered office of Trinseo S.A.:

26-28, rue Edward Steichen

L‑2540 Luxembourg

Grand Duchy of Luxembourg

Principal executive offices of Trinseo S.A.

1000 Chesterbrook Boulevard, Suite 300

Berwyn, Pennsylvania 19312 USA

+1 610-240‑3200

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To the Shareholders of Trinseo S.A.:

Notice is hereby given that an Annual General Meeting of Shareholders of Trinseo S.A. (“we,” “Trinseo” or the “Company”) will be held at the Sofitel Luxembourg Europe, 4, rue du Fort Niedergrünewald, BP 512 / Quartier Européen Nord, L‑2015 Luxembourg, Grand Duchy of Luxembourg on Wednesday, June 19, 2019, at 1:00 p.m., local time, for the purposes described below and in further detail in the proxy statement accompanying this notice:

First, for the purpose of approving ordinary resolutions in order:

1.	To elect four Class II directors specifically named in the proxy statement, each to serve for a term of one year expiring at the 2020 annual general meeting;
2.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;
3.

To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2018 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2018;

4.	To approve the allocation of the results of the year ended December 31, 2018;
5.	To approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2018;
6.

To ratify the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ending December 31, 2019;

7.	To ratify the appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2019;
8.	To approve a new share repurchase authorization to repurchase the Company’s shares in amount determined by the Company’s Board of Directors; and
9.	To approve an amendment to the Company’s Omnibus Incentive Plan.

Second, for the purpose of approving or authorizing any other business properly brought before the Annual General Meeting of Shareholders.

It is expected that the Notice of Annual General Meeting and this proxy statement will first be available to shareholders on or about April 30, 2019. On or before May 10, 2019, the Company will also begin mailing a Notice of Internet Availability of Trinseo’s Proxy Materials to shareholders informing them that this proxy statement and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

Shareholders of record at the close of business on April 12, 2019 are entitled to notice of, and entitled to vote at, the Annual General Meeting and any adjournments or postponements thereof. To attend the Annual General Meeting, you must demonstrate that you were a Trinseo shareholder as of the close of business on April 12, 2019, or hold a valid proxy for the Annual General Meeting from such a shareholder.

By Order of the Board of Directors

Angelo N. Chaclas
Senior Vice President, Chief Legal Officer, Chief
Compliance Officer and Corporate Secretary
May 10, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 19, 2019: our proxy statement is attached. Financial and other information concerning Trinseo are contained in our Annual Report to shareholders for the fiscal year ended December 31, 2018. The proxy statement and our fiscal 2018 Annual Report to shareholders are available on the Investor Relations section of our website at www.investor.trinseo.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

Proxy Statement

Our Board of Directors (the “Board”) of Trinseo S.A. solicits your proxy for the 2019 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held on June 19, 2019, and at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the Notices of the Annual General Meeting of Shareholders included in this proxy statement. As used in this proxy statement, the terms

“we,” “us,” “our” “Company” or “Trinseo” refer to Trinseo S.A. Proxy materials, including this proxy statement and the Annual Report for our fiscal year ended December 31, 2018 (“fiscal 2018”) are being first provided to shareholders on or before May 10, 2019. Our registered address is 26-28, rue Edward Steichen, L‑2540 Luxembourg, Grand Duchy of Luxembourg.

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QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

Questions and Answers about the Annual Meeting and the Proxy Materials

Where is the Annual Meeting being held?

We will hold the Annual Meeting at 1:00 p.m., local time, on Wednesday, June 19, 2019 at the Sofitel Luxembourg Europe hotel located at 4, rue du Fort Niedergrünewald, BP 512 / Quartier Européen Nord, L‑2015 Luxembourg, Grand Duchy of Luxembourg. When you arrive in the lobby, check in at the front desk and ask to be directed to the Trinseo Annual Meeting. We reserve the right to request that you present a photo ID and verify your status as a shareholder. We will not permit cameras or other recording devices at the Annual Meeting. All cell phones must be turned off once the Annual Meeting is convened.

Why did I receive the notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On or about May 10, 2019 we commenced mailing of a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy for the Annual Meeting. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the Annual Meeting?

Shareholders will be asked to vote:

1. To elect four Class II directors specifically named in the proxy statement, each to serve for a term of one year;

2. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;

3. To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2018 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2018 (the “Luxembourg Statutory Accounts”);

4. To approve the allocation of the results of the year ended December 31, 2018;

5. To approve the granting and discharge of the Company’s directors and statutory auditor for the performance of their respective duties during the year ended December 31, 2018;

6. To ratify the appointment of PricewaterhouseCoopers Société cooperative (“PwC Luxembourg”) to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ended December 31, 2018;

7. To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) to be the Company’s independent registered public accounting firm for the year ended December 31, 2018;

8. To approve a new share repurchase authorization.

9. To approve an amendment to the Company’s 2014 Omnibus Incentive Plan; and

10. Any other business properly brought before the Annual Meeting.

2019  Proxy Statement        3

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

4        2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

Who is entitled to vote at the Annual Meeting?

Shareholders of record as of the close of business on April 12, 2019 are entitled to vote at the General Meeting. On that date, there were 40,941,125 of our ordinary shares outstanding. Each ordinary share is entitled to one vote.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares

What constitutes a quorum for consideration of proposals at the Annual Meeting?

Under our Articles of Association, the holders of a majority of the ordinary shares outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Ordinary shares represented in person or by proxy will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes (if any) will be treated as present at the Annual Meeting and will be counted for quorum purposes will vote in accordance with their best judgment on those matters.

How many votes are required to elect directors and to adopt the other proposals at the Annual Meeting?

The election of directors and each of the other proposals related to the ordinary resolutions to be voted on require the affirmative vote of a majority of the ordinary shares represented in person or by proxy at the Annual Meeting and entitled to vote.  For advisory votes, the Board takes the voting results under advisement.

How do I vote?

If you are a shareholder of record, you may vote in person at the meeting. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a proxy for the Annual Meeting from your broker, bank, or other shareholder of record and present it to the inspector of election with your ballot. If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record, you will receive one proxy card for the Annual Meeting.

2019  Proxy Statement        5

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

If you are a shareholder of record and submit a signed proxy card for the Annual Meeting but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy “FOR” the authorization of the Company, with approval of the Board, to (1) elect four Class II directors specifically named in the proxy statement, each to serve for a term of one year expiring at the 2020 annual general meeting; (2) approve, on an advisory basis, the compensation paid by the Company to its named executive officers; (3) approve the Luxembourg Statutory Accounts; (4) approve the allocation of the results of the year ended December 31, 2018; (5) approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2018; (6) ratify the appointment of PwC Luxembourg to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ending December 31, 2019; (7) ratify the appointment of PwC to be the Company’s independent registered public accounting firm for the year ending December 31, 2019; (8) authorize the Company’s repurchase authorization; and (9) approve the amendment of the Company’s Omnibus Incentive Plan.

If there are not sufficient votes to approve one or more of the proposals at the Annual Meeting, in accordance with the Company’s Articles of Association, the chairman may adjourn the Annual Meeting to permit the further solicitation of proxies. Additionally, under Luxembourg law, the Board may adjourn the Annual Meeting for up to four weeks. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees.

If there are not sufficient votes to approve one or more of the proposals at the Annual Meeting, in accordance with the Company’s Articles of Association, the chairman may adjourn the Annual Meeting to permit the further solicitation of proxies. Additionally, under Luxembourg law, the Board may adjourn the Annual Meeting for up to four weeks. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal, to permit the further solicitation of proxies. Abstentions and broker non-votes, if any, will not have any effect on the result of the vote for adjournment. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees.

Brokers are not permitted to vote your shares on any matter other than Proposal 7 (Ratification of the Appointment of the Independent Registered Public Accounting Firm). If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the election of directors or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on those matters, but will be counted as in attendance at the meeting for purposes of a quorum.

If you do not vote your shares, you will not have a say on the important issues to be voted upon at the Annual Meeting.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For each matter to be considered at the Annual Meeting, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

6        2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE GENERAL MEETING AND THE PROXY MATERIALS

Should I submit a proxy even if I plan to attend the Annual Meeting in person?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. If you attend the Annual Meeting in person and are a shareholder of record, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Internet and phone voting will be cut-off at 11:59 p.m., Eastern Time, on June 17, 2019.

Can I revoke my proxy?

Your proxy may be revoked by giving notice of revocation to Trinseo in writing, by accessing the Internet site, by using the toll-free telephone number, or in person at the Annual Meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site, by using the toll-free telephone number or in person at the Annual Meeting.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded.

.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear the expense of the solicitation of proxies for the Annual Meeting. Solicitation of proxies may be made by mail, in person or telephone by officers, directors and other employees of the Company and by employees of Broadridge Financial Solutions, Inc. (“Broadridge”). We will reimburse Broadridge and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the Notice of Internet Availability or by using the toll-free telephone number stated on the Notice of Internet Availability. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

2019  Proxy Statement        7

PROPOSAL 1

Proposal 1–Election of Class II Directors

Trinseo has a Board consisting of three directors with terms expiring in 2019 (Class II), three directors with terms expiring in 2020 (Class III) and three directors with terms expiring in 2021 (Class I). Last year our shareholders approved an amendment to our Articles of Association to declassify our Board.  With this amendment, as the term of each of the director classes expires, each class of directors will only be elected for an annual term.

Therefore, each of the four Class II director nominees will stand for election to a one-year term expiring at the 2020 annual general meeting. The persons named in the enclosed proxy will vote to elect Frank Bozich, Philip Martens, Christopher Pappas, and Stephen Zide as directors unless the Proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his or her term as a director.

We seek nominees with established strong professional reputations, sophistication, business acumen and experience in the global materials, chemical and related manufacturing industries.

We also seek nominees with experience in substantive areas that are important to our business such as chemical industry expertise, international operations; accounting, finance and capital structure; strategic planning and operational leadership of complex organizations; human resources and development practices; and innovation. In addition, we believe that our nominees should possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes in each of the biographies of our directors and our nominees below.

2019 Director Nominees

The individuals listed below have been nominated and are standing for election at this year’s Annual Meeting. If elected, they will hold office until our 2020 annual general meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees, except Frank Bozich, was previously elected to the Board by shareholders and will cease to be directors if their respective appointments are not approved by a majority of the votes cast by our shareholders.  Frank Bozich was appointed the Company’s President and Chief Executive Officer effective March 4, 2019.  If Mr. Bozich’s nomination is not approved, he will continue to be an officer of the Company, but will not serve as a member of the Company’s Board.

.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR.

8        2019 Proxy Statement

PROPOSAL 1

2019 Director Nominees

Frank A. Bozich Age: 58 Director Nominee Committee Membership: • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. Bozich became the Company’s President and Chief Executive Officer in March 2019. From May 2013 until February 2019, Mr. Bozich had been the President and Chief Executive Officer at the SI Group, Inc., a leading global developer and manufacturer of phenolic resins and chemicals used in the production of antioxidants, engineering plastics, fuels and lubes, rubber and pharmaceutical ingredients. Prior to joining SI Group Inc., Mr. Bozich held several executive management positions at BASF Corporation, a multi-national chemicals and manufacturing corporation, including President of BASF's Catalysts Division from 2010 to 2013, Group Vice President of Precious and Base Metal Service, and Group Vice President of the Integration Management Office. Prior to BASF, Mr. Bozich was Group Vice President, Enterprise Technologies and Ventures at Engelhard Corporation, which was acquired by BASF in 2006. He has also held leadership positions at Rohm and Haas; Croda Adhesives, Inc.; and Apex Adhesives, which he founded in 1986.

Education:

Mr. Bozich holds a bachelor's degree in Chemistry and a master's degree in Business Administration from the University of Chicago, as well as a master's degree in Chemistry from the University of Illinois.

Other Public Company Directorships:

Current Directorships-

OGE Energy Corp (NYSE: OGE) since February 2016

Director Qualifications:

Mr. Bozich is an accomplished CEO known for his strong personal leadership and track record of driving business growth and corporate transformation. His breadth of experience in leading chemical businesses in diverse and dynamic global markets is well-suited for the Company’s strategic priorities.

2019  Proxy Statement        9

PROPOSAL 1

PHILIP MARTENS Age: 59 Director Since: September 2016 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

From February 2011 to April 2015, Mr. Martens served as President and Chief Executive Officer of Novelis, Inc., a leader in aluminum rolled products and can recycling with worldwide operations. He joined Novelis as President and Chief Operating Officer in April 2009. Prior to his employment with Novelis, Mr. Martens served as Senior Vice President of light vehicle systems for ArvinMeritor Inc., a distributor for engine and transmission parts and President and Chief Executive Officer designate of Arvin Innovation, a leading global provider of dynamic motion and control automotive systems. From 1987 to 2005, Mr. Martens held various product development and engineering roles at Ford Motor Company, including his most recent role as a Group Vice President of product creation from 2003 to 2005.

Education:

Mr. Martens has an MBA from University of Michigan and received his B.S. degree in mechanical engineering from Virginia Polytechnic Institute.

Other Public Company Directorships:

Current Directorships-

Packaging Holding Company (NYSE: GPK) since 2013

Past Directorships-

Plexus Corporation (NASDAQ: PLXS) from 2010 until February 2017

Director Qualifications:

Mr. Martens brings to the Board significant leadership and management experience in global manufacturing operations, along with innovation expertise.

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PROPOSAL 1

CHRISTOPHER D. PAPPAS Age: 63 Director Since: October 2010 Committee Membership: • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. Pappas was the Company’s President and Chief Executive Officer in June 2010 and served as interim Chief Financial Officer from November 2015 until June 2016. Mr. Pappas transitioned to the role of Special Adviser to Trinseo’s new President and CEO, Mr. Frank A. Bozich, effective March 2019 through May 2019. Prior to joining Trinseo, Mr. Pappas held a number of executive positions at NOVA Chemicals of increasing responsibility from July 2000 to November 2009, most recently as President and Chief Executive Officer from May 2009 to November 2009, President & Chief Operations Officer from October 2006 to April 2009 and Vice President and President of Styrenics from July 2000 to September 2006. Before joining NOVA Chemicals, Mr. Pappas was Commercial Vice President of DuPont Dow Elastomers where he joined as Vice President of ethylene elastomers in 1995. Mr. Pappas began his chemicals career in 1978 with The Dow Chemical Company (“Dow”) where he held various sales and managerial positions until 1995.

Education:

Mr. Pappas holds a B.S. degree in Civil Engineering from the Georgia Institute of Technology and an MBA from the Wharton School of Business at The University of Pennsylvania.

Other Public Company Directorships:

Current Directorships-

FirstEnergy Corp. (NYSE: FE) since 2011

Univar, Inc. (NYSE: UNVR) since 2015

Director Qualifications:

Mr. Pappas is highly qualified to serve on our Board due to his public company board experience and his 40 years of business experience with major companies in the chemical industry, and by his previous leadership of the Company since its formation. In these roles he has also acquired and demonstrated substantial financial expertise which is valuable to the Company’s Board.

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PROPOSAL 1

STEPHEN M. ZIDE Age: 59 Chairman Director Since: June 2010 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

Mr. Zide retired from Bain Capital, LP, a private equity investment firm, in 2017, having joined the firm in 1997. Mr. Zide served as a senior advisor of Bain Capital from 2016 through 2017 and as a Managing Director from 2001 through 2015. Prior to joining Bain Capital, Mr. Zide was a partner of the law firm of Kirkland & Ellis LLP, where he was a founding member of the New York office and specialized in representing private equity and venture capital firms.

Education:

Mr. Zide received an MBA from Harvard Business School, a Juris Doctorate from Boston University School of Law, and a B.A. degree from the University of Rochester.

Other Public Company Directorships:

Current Directorships-

Sensata Technologies B.V. (NYSE: ST) since 2010

Past Directorships-

HD Supply Holdings, Inc. (NASDAQ: HDS) from 2007 to 2014

Director Qualifications:

Mr. Zide brings to the Board extensive negotiating and financing expertise gained from his training and experience as a legal advisor, and later as a private equity professional and financial advisor. In addition, Mr. Zide has had significant involvement with the Company since its 2010 formation, and has served as a director of numerous public and private companies during his career in private equity and law.

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PROPOSAL 1

Directors with Terms Expiring in 2020

K’LYNNE JOHNSON Age: 50 Director Since: March 2017 Committee Membership: • Compensation • Nominating & Corporate Governance

Professional Experience:

Ms. Johnson served as President and Chief Executive Officer of Elevance Renewable Sciences Inc., a specialty chemicals company, from 2007 to 2015, and as Chairwoman from 2015 to 2016. Ms. Johnson joined Elevance after over 20 years’ experience working within the oil and petrochemicals industry for Amoco Corporation and BP p.l.c. (joining BP after its merger with Amoco in 1998). During this time she held both operational and functional roles, culminating in her role as Senior Vice President of Global Derivatives within BP’s global Innovene business, which included P&L accountability for multiple global commodity and specialty chemicals businesses.

Education:

Ms. Johnson graduated from Brigham Young University with a degree in Management and Organizational Behavior (M.O.B.) and a B.S. in Psychology.

Other Public Company Directorships:

Current Directorships-

Corporation (NYSE: FMC) since 2013

Director Qualifications:

Ms. Johnson brings to our Board valuable experience in operational leadership and chemical industry and technological expertise.

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PROPOSAL 1

DONALD T. MISHEFF Age: 62 Director Since: February 2015 Committee Membership: • Audit • Nominating & Corporate Governance

Professional Experience:

Mr. Misheff served as managing partner from 2003 until his retirement in 2011 of the Northeast Ohio offices of Ernst & Young LLP, a public accounting firm. As the managing partner of the Northeast Ohio offices of Ernst & Young LLP, Mr. Misheff advised many of the region’s largest companies on financial and corporate governance issues. He began his career with Ernst & Young LLP in 1978 as part of the audit staff and later joined the tax practice, specializing in accounting/financial reporting for income taxes, purchase accounting, and mergers and acquisitions. He has more than 30 years of experience performing, reviewing, and overseeing the audits of financial statements of a wide range of public companies.

Education:

Mr. Misheff graduated from the University of Akron with a B.S. degree in Accounting.

Other Public Company Directorships:

Current Directorships-

TimkenSteel Corporation (NYSE: TMST) since 2014

First Energy Corp. (NYSE: FE) since 2012

Director Qualifications:

Mr. Misheff brings extensive financial, accounting and public company corporate governance experience to our Board.

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PROPOSAL 1

HENRI STEINMETZ Age: 62 Director Since: November 2017 Committee Membership: • Nominating & Corporate Governance • Environmental, Health, Safety & Public Policy

Professional Experience:

Since 2016, Mr. Steinmetz has served as Chief Executive Officer of the Ceramtec Group, a global supplier of advanced ceramics. From 2009 to 2016, Mr. Steinmetz was Executive Director and Chief Executive Officer of Ruetgers N.V., Europe’s leading manufacturer of chemical raw materials made from coal tar. Prior to joining Ruetgers N.V., Mr. Steinmetz was President of Sulzer Metco, a worldwide technology leader in coating materials, from 2004 to 2008, and an Executive Vice President at Great Lakes Chemical Corporation from 2000 to 2004.

Education:

Mr. Steinmetz graduated with a M.S. in metallurgy from the Technical University Clausthal, Germany and has an MBA from INSEAD Fontainebleau, France.

Other Public Company Directorships:

None

Director Qualifications:

Mr. Steinmetz brings significant global chief executive officer experience and decades of chemical industry experience to our Board.

2019  Proxy Statement        15

PROPOSAL 1

Directors with Terms Expiring in 2021

JOSEPH ALVARADO Age: 66 Director Since: March 2017 Committee Membership: • Audit • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. Alvarado served as Chief Executive Officer of Commercial Metals Company (NYSE: CMC), a global manufacturer, recycler and marketer of steel and other metals, from September 2011 until September 2017, and as Chairman of CMC’s board of directors from January 2013 until January 2018. He joined CMC in April 2010 as Executive Vice President and Chief Operating Officer, was named President and Chief Operating Officer in April 2011, and became President and Chief Executive Officer in September 2011. In January 2017, he passed his President title to his Chief Operating Officer. Prior to joining CMC, he was President and Chief Operating Officer of Lone Star Technologies, Inc. from 2004 to 2007. In June 2007, following the acquisition of Lone Star Technologies, Inc. by United States Steel Corporation, Mr. Alvarado was named President of U.S. Steel Tubular Products, Inc., a division of United States Steel Corporation, a position he held until March 2009. Mr. Alvarado began his career at Inland Steel Company in 1976 and spent 21 years with the company in roles of increasing responsibility. He then served in executive roles with Birmingham Steel Corporation and Ispat North America Inc. until joining Lone Star Technologies.

Education:

Mr. Alvarado has an MBA from Cornell University and a B.A. degree in Economics from University of Notre Dame.

Other Public Company Directorships:

Current Directorships-

Kennametal Inc. (NYSE: KMT) since January 2018

PNC Financial Services Group Inc. (PNC) since January 2019

Past Directorships-

Commercial Metals Company (NYSE: CMC) from 2013 to January 2018

Spectra Energy Corp (NYSE: SE) from 2011 until February 2017

Director Qualifications:

Mr. Alvarado brings years of experience in a cyclical commodities-driven industry and significant perspective on global manufacturing operations and strategic planning.

16        2019 Proxy Statement

PROPOSAL 1

JEFFREY J. COTE Age: 52 Director Since: May 2014 Committee Membership: • Audit • Compensation

Professional Experience:

Mr. Cote has been President and Chief Operating Officer of Sensata Technologies Holding plc (NYSE: ST) since January 2019.  Prior to his appointment, Mr. Cote had served as Chief Operating Officer of Sensata Technologies Holding plc (NYSE: ST) since July 2012 and as Executive Vice President of its Global Sensing Solutions business since November 2015. He joined Sensata as Senior Vice President and Chief Financial Officer in January 2007, and was appointed Executive Vice President in July 2007. From March 2005 to December 2006, Mr. Cote was Chief Operating Officer of the law firm Ropes & Gray. From January 2000 to March 2005, Mr. Cote was Chief Operating, Financial and Administrative Officer of Digitas. Previously he worked for Ernst & Young LLP from 1989 until 1997. Mr. Cote is a certified public accountant.

Education:

Mr. Cote received a B.A. degree in Business Administration and a Master of Accounting from Florida Atlantic University.

Other Public Company Directorships:

None

Director Qualifications:

Mr. Cote brings significant management, financial and accounting experience to our Board.

2019  Proxy Statement        17

PROPOSAL 1

PIERRE-MARIE DE LEENER Age: 60 Director Since: May 2014 Committee Membership: • Audit • Environmental, Health, Safety & Public Policy

Professional Experience:

Mr. De Leener served as interim CEO of Braas Monier Building Group SA from January 2016 to November 2016 and as Chairman of its Board of Directors from June 2014 to March 2017. Prior to that, he served as Executive Vice President for PPG Industries, Inc. from July 2010 until December 2012. From June 2008 until August 2011, Mr. De Leener also served as President of PPG Europe S.A. and as Chief Executive Officer of SigmaKalon Group from 1998 until January 2008.

Education:

Mr. De Leener received a B.S. degree in Economics and Philosophy and a Master of Chemical Engineering degree from Catholic University of Louvain, Belgium.

Other Public Company Directorships:

None

Director Qualifications:

Mr. De Leener brings valuable executive management and chemical industry experience to our Board.

18        2019 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

Board Nominees. Under its charter, our nominating and corporate governance committee is responsible for recommending to the Board candidates to stand election to the Board at the Company’s annual general meeting of shareholders and for recommending candidates to fill vacancies on the Board that may occur between annual general meetings. It is the policy of the Board that directors should possess the highest personal and professional ethics, integrity and values. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholders’ interests through the exercise of sound judgment using its diversity of experience. In addition, the Board considers, in light of our business and Board composition, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1”.

The nominating and corporate governance committee considers properly submitted recommendations for candidates to the Board from shareholders. Any shareholder may submit in writing nominations of persons for consideration for each shareholder meeting at which directors are to be elected by not later than the 90th calendar day nor earlier than the 120th calendar day before the date of the annual general meeting. Any shareholder recommendations for consideration by the Board should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the shareholder within the last three years, a statement of recommendation of the candidate from the shareholder, a description of our shares beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Board may reasonably request. Recommendations should be sent to Angelo N. Chaclas, Corporate Secretary, Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312. The Board evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The Board will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.

The Company has engaged an executive search firm to identify potential Board nominees on behalf of the Board. The executive search firm is instructed to identify candidates meeting the Board’s desires with respect to diversity, experience, skill, and qualifications and perform preliminary screenings of such candidates on behalf of the Board.

Board Independence. Our Corporate Governance Guidelines provide that our Board shall consist of such number of directors who are independent as is required and determined in accordance with applicable laws and regulations and requirements of the New York Stock Exchange ("NYSE"). The Board evaluates any relationships of each director and nominee with Trinseo and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the NYSE. Our Board reviews any transactions and relationships between each director or any member of his or her immediate family and Trinseo. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of this review, our Board has affirmatively determined that all of our current directors and nominees, except for Messrs. Bozich and Pappas, are independent under the governance and listing standards of the NYSE.

Diversity and Board Expertise. While we do not have a formal policy with respect to diversity, we believe that the diversity considerations are an important element, among many, when identifying director nominees who will best serve the needs of the Company and the interests of our shareholders. We believe diversity

Proxy Statement 2019        19

CORPORATE GOVERNANCE

considerations enable us to provide sound and prudent guidance by developing a Board with a diverse range of talents, ages, skills, character, expertise, professional experiences, and backgrounds.

Risk Oversight. Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, credit, market, compliance, operational and reputational risks. To support our corporate goals and objectives, risk appetite, and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, between management and our Board. The Board is committed to strong, independent oversight of management and risk through a governance structure that includes other Board committees. Under our structure, it is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Trinseo. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Trinseo. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board divides its risk oversight responsibilities between itself and its committees by having each review or assess key issues or areas of responsibility as follows:

Board of Directors

•     Strategic, financial, and execution risks and exposures associated with our annual and multi-year business plans

•     Acquisitions and divestures

•     Capital expenditure and budget planning

•     Major litigation, investigations, and other matters that present material risk to our operations, plans, prospects, or reputation

Audit Committee

•     Risks associated with financial accounting matters, including financial reporting, accounting, disclosure, and internal controls over financial reporting

•     Supervision and selection of our external and internal auditors

•     Our ethics and compliance programs

Compensation Committee	• Risks related to the design of our executive compensation programs, plans, and arrangements • Senior management succession planning
Nominating and Corporate Governance Committee	• Risks related to our governance structures and processes • Director succession planning
Environmental, Health, Safety and Public Policy Committee

•     Our environmental, health and safety risk management programs

•     The alignment of our environmental, health, safety, sustainability, social and public policy program with the Company’s business strategy and creation of stakeholder value

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may select a Chairman of the Board of Directors at any time, who may also be an executive officer of the Company. The Board has currently chosen to separate the roles of Chairman and Chief Executive Officer. Mr. Zide, our current non-executive Chairman of the Board of Directors, has served as a director since 2010 and brings to the Board extensive knowledge and expertise in strategy, mergers and acquisitions. The Board believes that the separate roles of Mr. Zide and Mr. Bozich, our Chief Executive Officer, are in the best interest of Trinseo and its shareholders, at this time. Mr. Zide has in-depth knowledge of our business arising from his many years of service to Trinseo and, as a result, provides effective leadership for the Board and support for Mr. Bozich and other management. The structure permits Mr. Bozich to devote his attention to leading Trinseo and to executing on our business strategy.

Board Attendance. We expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings. Our Board held seven meetings in 2018. The audit, compensation, and

20        2019 Proxy Statement

CORPORATE GOVERNANCE

nominating and corporate governance committees held eight, eight, and five meetings in 2018, respectively. No Board member attended less than 75% of our Board and committee meetings, as applicable, in 2018.

We do not have a policy for the attendance of our directors at our annual general meeting of shareholders. We had four directors in attendance for our 2018 annual general meeting of shareholders for which no shareholders attended. Under Luxembourg law we are required to receive notice by the meeting’s record date of a shareholder’s intention to attend the annual general meeting of shareholders in person. Additionally, our annual general meeting of shareholders, unless there is an exceptional circumstance, are held in Luxembourg.

Executive Sessions. Our Corporate Governance Guidelines provide that the non-management directors of the Board meet in executive session at least once during each regularly scheduled Board meeting to review matters concerning the relationship of the Board with the management directors and other members of senior management and such other matters as it deems appropriate. Additionally, the Board is required to have least one executive session annually of its independent directors. Mr. Zide acts as the chair of these executive sessions.

Board Annual Performance Reviews. Pursuant to our Corporate Governance Guidelines the Board annually conducts a self-evaluation of the Board as a whole. In accordance with the written charters of our audit committee, compensation committee and nominating and corporate governance committee, we also evaluate each committee’s performance on an annual basis and report to the Board the findings.

Code of Business Conduct. We have adopted a written Code of Business Conduct applicable to all directors, officers and employees and a written Code of Ethics for Senior Financial Employees, applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer, Principal Accounting Officer, Controller, and all employees performing similar functions. These policies are designed to maintain the integrity of our business and financial reporting. These codes cover, among other things, professional conduct, conflicts of interest, accurate recordkeeping and reporting, public communications and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. Copies of these codes can be found under the “Corporate Governance” tab and then the “Ethics and Compliance” link on the Investor Relations section of our website, www.investor.trinseo.com.

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines that outline the Board’s governance policies and practices. The current version of our Corporate Governance Guidelines can be found under the “Corporate Governance” tab and then the “Ethics and Compliance” link on the Investor Relations section of our website, www.investor.trinseo.com.

Communications with Directors. Shareholders and other interested parties may communicate directly with the Board, the non-management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Corporate Secretary, Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, PA 19312. The Corporate Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board. The Board has instructed our Corporate Secretary to review the correspondence prior to forwarding it, and in his discretion, not to forward certain items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, he may forward some of the correspondence elsewhere in the Company for review and possible response.

Luxembourg Corporate Governance.  As a Luxembourg company, we are subject to laws that can significantly restrict our Board’s ability to grant certain rights to shareholders under our articles of association.  For example, Luxembourg law:

•	Imposes a supermajority requirement in order to amend our articles of association, which cannot be amended by the Board or our shareholders;
•	Prohibits a plurality carve out from our majority voting requirement in a contested director election; and
•	Requires shareholder action by written consent in lieu of a meeting to be unanimous.

Proxy Statement 2019        21

BOARD STRUCTURE AND COMMITTEE COMPOSITION

Board Structure and Committee Composition

We have a standing audit committee, compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board. A copy of each charter can be found by clicking on “Corporate Governance” and then “Committee Composition” in the Investor Relations section of our website, www.investor.trinseo.com. The members of each committee are appointed by the Board and each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

The table below provides information about the membership of our standing audit, compensation, and nominating and corporate governance committees during fiscal 2018:

Nominating
and Corporate
Name	Audit	Compensation	Governance
Joseph Alvarado	X
Jeffrey J. Cote	X*	X
Pierre-Marie De Leener	X
K’Lynne Johnson		X*	X
Philip R. Martens		X	X
Donald T. Misheff	X		X*
Henri Steinmetz			X
Christopher D. Pappas
Stephen M. Zide		X	X

*     Denotes the Committee’s Chair for fiscal 2018.  Ms. Johnson replaced Mr. Zide as compensation committee chair effective February 2019.

Audit Committee

The purpose of the audit committee is set forth in the audit committee charter. The audit committee’s primary duties and responsibilities are to:

•

Appoint or replace, compensate and oversee the outside auditors for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us and will report directly to the audit committee.

•

Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our outside auditors, which are approved by the audit committee prior to the completion of the audit.

•

Review and discuss with management and the outside auditors the annual audited and quarterly unaudited financial statements, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the selection, application and disclosure of critical accounting policies and practices used in such financial statements.

•	Review and approve all related party transactions as defined under Item 404(a) of Regulation S-K.
•

Discuss with management and the outside auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles, any major issues as to the adequacy of our internal controls and any special steps adopted in light of material control deficiencies.

22        2019 Proxy Statement

BOARD STRUCTURE AND COMMITTEE COMPOSITION

A copy of the charter, which satisfies the applicable standards of the Securities and Exchange Commission (the “SEC”) and the NYSE is available on our website. The audit committee currently consists of Joseph Alvarado, Jeffrey J. Cote, Pierre-Marie De Leener, and Donald T. Misheff. Our Board has determined that each of Messrs. Alvarado, Cote, De Leener and Misheff are independent directors pursuant to Rule 10A‑3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A.02 of the New York Stock Exchange Listed Company Manual. Each of Messrs. Cote and Misheff is also an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. Mr. Cote also serves as chair of the audit committee.

Compensation Committee

The purpose of the compensation committee is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs. The compensation committee reviews and recommends to our Board compensation plans, policies and programs and approves specific compensation levels for all executive officers. The compensation committee currently consists of Jeffrey J. Cote, K’Lynne Johnson, Philip R. Martens, and Stephen M. Zide.  Ms. Johnson serves as chair of the compensation committee. A copy of its charter, which satisfies the applicable standards of the SEC and the NYSE, is available on our website. Pursuant to its charter, the compensation committee may delegate to subcommittees of the compensation committee any of the responsibilities of the full committee.

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to (i) identify, screen and review individuals qualified to serve as directors (consistent with criteria approved by our Board) and recommend to our Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies or newly created directorships; (ii) develop and recommend to our Board and oversee the implementation of our corporate governance guidelines; (iii) oversee evaluations of our Board and (iv) recommend to our Board candidates for appointment to board committees. The nominating and corporate governance committee currently consists of K’Lynne Johnson, Philip R. Martens, Donald T. Misheff, Henri Steinmetz, and Stephen M. Zide. Mr. Misheff serves as chair of the nominating and corporate governance committee. Our Board has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter is available on our website.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

2019 Proxy Statement        23

OUR COMPANY’S EXECUTIVE OFFICERS

Our Company’s Executive Officers

Biographical information concerning our President and Chief Executive Officer, Frank A. Bozich, who is a nominee to our Board, are set forth above under Proposal 1.

Barry J. Niziolek,  Executive Vice President and Chief Financial Officer. Mr. Niziolek, age 62, became the Company’s Chief Financial Officer in June 2016 and will retire July 1, 2019. From September 2006 through August 2015, Mr. Niziolek was a Vice President and Controller at E.I. DuPont de Nemours & Company (“DuPont”) where he was responsible for the company’s accounting controls, financial reporting, and financial planning and analysis. During his 34 years at DuPont, he held a wide range of finance roles, including as chief financial officer for the titanium and coatings businesses, as well as chief financial officer for the crop protection business. At DuPont, Mr. Niziolek acquired substantial experience in finance leadership, governance and compliance, board interactions, mergers and acquisitions, risk management, capital structure, corporate planning, new business development, and investor relations. Mr. Niziolek began his career at KPMG, where he was a senior auditor. Mr. Niziolek has a bachelor of science degree in accounting from Wilkes University and his MBA from University of Delaware. He is a certified public accountant.

Timothy M. Stedman, Senior Vice President and Business President. Mr. Stedman, age 49, joined the Company as Senior Vice President and Business President, Basic Plastics & Feedstocks, in November 2015. In this role, he was responsible for business leadership for polystyrene, co-polymers, polycarbonate, and styrene monomer. In his current role, which began in October 2017, Mr. Stedman also became responsible for the Company’s performance plastics business. As part of his role, he serves as a member of the operating committee of the Plastics Division of the American Chemistry Council. Prior to joining the Company, Mr. Stedman spent more than 20 years with ExxonMobil Chemical working in the U.K., the U.S., and Belgium. Most recently, Mr. Stedman was the Europe Business Director for ExxonMobil Chemical’s Basic Chemicals business, and prior to that was the Site Manager for the Fife Ethylene Plant (steam cracker) in Scotland. Stedman also led Global Sales and Marketing organizations for several ExxonMobil Chemical’s Polymers and Intermediates businesses, including the Santoprene business that was formally part of the Advanced Elastomers Systems joint venture with Monsanto. Mr. Stedman currently serves on the boards of PlasticsEurope, a trade association for plastics manufacturers, and the American Chemistry Council – Plastics Division. Mr. Stedman previously served on the boards of Petrochemicals Europe and the European Petrochemical Association until September 2015 and was also a member of the Energy and Climate Change Leadership Group of the International Council of Chemical Associations (ICCA). Mr. Stedman holds a degree in Chemical Engineering and French from the University of Manchester Institute of Science and Technology, U.K., and the École Nationale Supérieure des Industries Chimiques, Nancy, France. He is also a Chartered Engineer and a Fellow of the Institute of Chemical Engineers (U.K.).

Hayati Yarkadas, Senior Vice President and Business President. Mr. Yarkadas, age 50, joined the Company in November 2015 to lead the rubber, latex, and performance plastics businesses. Since October 2017, Mr. Yarkadas now leads the latex binders and synthetic rubber businesses, along with the global procurement function and leadership of the Asia Pacific region. Mr. Yarkadas has more than 20 years of experience in the materials business. From July 2013 to November 2015, Mr. Yarkadas led the food ingredient business of Tate & Lyle in Europe as Senior Vice President and General Manager, based in London. Prior to that, Mr. Yarkadas spent over 17 years with DuPont in many of its worldwide locations. Most recently Mr. Yarkadas served as General Manager of the DuPont Teijin Films joint venture from May 2009 to May 2013. Previously, he was Global Business Director for DuPont Advanced Glass Interlayers and held a series of roles in sales, sales management, Six Sigma, marketing, product management and business management in plastics and chemicals. Throughout his career, Mr. Yarkadas gained significant operating and global leadership skills with various roles in Turkey, the U.K., Switzerland, the U.S., and Luxembourg. Mr. Yarkadas has a master’s degree in Mechanical Engineering from Istanbul Technical University and an MBA from Imperial College London.

24        2019 Proxy Statement

OUR COMPANY’S EXECUTIVE OFFICERS

Angelo N. Chaclas, Senior Vice President, Chief Legal Officer, and Corporate Secretary. Mr. Chaclas, age 55, has been the Company’s Chief Legal Officer, Senior Vice President, and Corporate Secretary since January 2015. In his role, he provides legal support for all capital markets, transactional, compliance, commercial, regulatory, governance, intellectual property and other operational activities of the Company worldwide. Mr. Chaclas joined the Company in 2010 as Associate General Counsel and Chief Intellectual Property Counsel, where he managed the Company’s global intellectual property portfolio and supported the legal activities of several of the Company’s commercial businesses. Prior to joining the Company in 2010, Mr. Chaclas was Deputy General Counsel and Chief Counsel for the software division of Pitney Bowes where he led its Intellectual Property, Technology Law and Procurement legal functions. Mr. Chaclas holds a bachelor’s degree in Mechanical Engineering from Tufts University and a Juris Doctorate from Pace University.

Alice Heezen,  Senior Vice President, Human Resources. Ms. Heezen, age 48, became the Company’s Senior Vice President, Human Resources in April 2018 after joining the Company in January 2017 as Director of Human Resources for Europe, Middle East, and Africa region. Prior to joining the Company, she was Head of Human Resources for ADAMA Agricultural Solutions Europe from July 2013 to December 2016. Ms. Heezen has also held senior HR leadership roles at Fiberweb Plc, a London listed global specialty industrial and construction materials business (2010-2013); BG Group, a global oil and gas company (2005-2009); and REXAM Plc, a global consumer packaging company, (2001-2005). Ms. Heezen holds a master’s degree in Social and Organizational Psychology from University of Leiden, The Netherlands.

E. Jeffery Denton, Senior Vice President—Corporate Development and Business Services. Mr. Denton, age 53, joined the Company as Vice President—Shared Services and Feedstocks in June 2010 and was named Vice President—Corporate Development and Business Services in October 2014, and subsequently Senior Vice President in October 2015. Mr. Denton is responsible for the Company’s Information Technology and Corporate Development functions. He previously served in a similar role at the Company (when it was a division of Dow) from September 2009 until June 2010 and as the Director of Joint Venture Implementation at Dow from February 2006 until September 2009. Mr. Denton received a bachelor’s degree in Business Administration from Alma College.

Catherine C. Keenan, Vice President—Public Affairs, Sustainability and Environment, Health and Safety. Ms. Keenan, age 53, joined the Company as Vice President—Public Affairs and Business Intelligence in June 2010. Previously she held positions of increasing responsibility at Dow, which she joined in 1988, most recently as Public Affairs director for Mergers & Acquisitions, Joint Ventures, Dow Portfolio Optimization/Divestitures and Manufacturing and Engineering from March 2009 until June 2010. She also served as Dow’s Business Public Affairs Director for Performance Chemicals from 2003 to June 2008. Ms. Keenan received a bachelor’s degree in Journalism/Science Writing from Lehigh University.

David P. Stasse, Vice President—Treasury and Investor Relations. Mr. Stasse, age 48, joined the Company in July 2013 as Vice President and Treasurer with responsibility for all treasury matters, including cash management, risk management, relationships with rating agencies and commercial banks, and financing matters. Mr. Stasse assumed his current position with the Company in March 2014 and will become Executive Vice President and Chief Financial Officer effective July 1, 2019.  Mr. Stasse joined the Company from Freescale Semiconductor, Inc., a global semiconductor manufacturer that serves the automotive, networking, consumer and industrial markets, where he served as Vice President and Treasurer since July 2008. Mr. Stasse holds a MBA in Finance from the University of Maryland and a Bachelor of Science degree in Business Logistics from Penn State University.

2019 Proxy Statement        25

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Certain Relationships and Related Transactions

Our Conflict of Interest Policy is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest, which may include related party transactions. These include situations in which an individual’s personal interests are in conflict with the interests of the Company; situations in which an individual or family member receives personal benefits as a result of his or her position with the Company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the Company. The Company annually surveys our executive officers and directors regarding potential conflicts of interest. If such conflicts are reported or found, the Legal Department and/or our Chief Compliance Officer will seek to mitigate or eliminate such potential or actual conflicts of interest.

Our audit committee charter requires that the audit committee review and approve all related party transactions. The Company also has a written related parties policy. When related party transactions between us and our officers, directors and principal shareholders and their affiliates, are approved by the audit committee, it does so with the understanding that the terms of such transaction are no less favorable to us than those that we could obtain from unaffiliated third parties.

26        2019 Proxy Statement

STOCK OWNERSHIP INFORMATION

Stock Ownership Information

The following table sets forth information regarding the beneficial ownership of our ordinary shares, nominal value $0.01, as of March 31, 2019 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our ordinary shares;
•	each of our named executive officers, director nominees and directors; and
•	all of our directors, director nominees and executive officers as a group.

As of March 31, 2019, we had 41,018,675 ordinary shares outstanding (excluding treasury shares), all of which were held by public investors (including certain of our directors and executive officers), the details of which are reflected in the table below.

Information with respect to beneficial ownership has been furnished by each director, director nominee, executive officer or beneficial owner of more than 5% of our ordinary shares. We have determined beneficial ownership in accordance with SEC rules. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting or investment power with respect to such shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of ordinary shares deemed outstanding includes shares issuable upon exercise of options and held by the respective person or group which may be exercised or converted within 60 days after March 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person or entity, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated below, the address for each listed director, director nominee, executive officer and shareholder is c/o Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

	Number of
	Shares of	Percent
Name	Company	of Class(1)
M&G Investment Management Limited(2)	6,574,844	16.0%
Boston Partners(3)	4,278,233	10.4%
BlackRock, Inc.(4)	3,252,921	7.9%
LSV Asset Management(5)	2,365,886	5.8%
Christopher D. Pappas(6)	477,661	1.2%
Barry J. Niziolek(7)	34,818	*
Timothy M. Stedman(8)	32,563	*
Hayati Yarkadas(9)	39,161	*
Angelo N. Chaclas(10)	37,885	*
Joseph Alvarado	1,746	*
Jeffrey J. Cote	11,168	*
Pierre-Marie De Leener	9,339	*
K’Lynne Johnson	1,776	*
Philip R. Martens	3,251	*
Donald T. Misheff	6,590	*
Henri Steinmetz	—	*
Stephen M. Zide	26,676	*
Frank A. Bozich	—	*
All Directors, Nominees and Executive Officers as a Group (19 persons)(11)	754,717	1.8%

*       Indicates less than one percent.

2019 Proxy Statement        27

STOCK OWNERSHIP INFORMATION

(1)

The ownership percentages set forth in this column are based on the Company’s outstanding ordinary shares (excluding treasury shares) as of March 31, 2019 and assumes that each of the beneficial owners continued to own the number of shares reflected in the table on such date.

(2)

On February 5, 2019 M&G Investment Management Limited ("M&G Investment") filed Schedule 13G with the SEC reporting beneficial ownership of 6,574,844 of our ordinary shares as of December 31, 2018, with sole voting power and sole dispositive power over such shares. The address of M&G Investment is Governor's House, Laurence Pountney Hill, London, EC4R OHH.

(3)

On January 9, 2019, Boston Partners filed Schedule 13G with the SEC reporting beneficial ownership of 4,278,233 of our ordinary shares as of December 31, 2018, with sole voting power over 3,200,956 shares, shared voting power over 4,654 shares, and sole dispositive power over 4,278,233 shares. The address of Boston Partners is One Beacon Street, 30th Floor, Boston, MA 02108.

(4)

On February 6, 2019, BlackRock, Inc. filed Schedule 13G with the SEC reporting beneficial ownership of 3,252,921 of our ordinary shares as of December 31, 2018, with sole voting power over 3,140,207 shares and sole dispositive power over 3,252,921 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

On February 12, 2019, LSV Asset Management filed Schedule 13G with the SEC reporting beneficial ownership of 2,200,011 of our ordinary shares as of December 31, 2018, with sole voting power over 1,421,661 shares and sole dispositive power over 2,365,886 shares. The address of LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(6)	The number of shares of the Company includes 332,451 vested options.
(7)	The number of shares of the Company includes 30,318 vested options.
(8)	The number of shares of the Company includes 23,433 vested options.
(9)	The number of shares of the Company includes 30,943 vested options.
(10)	The number of shares of the Company includes 24,113 vested options.
(11)	The number of shares of the Company includes 505,826 vested options.

28        2019 Proxy Statement

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2018 with respect to compensation plans under which ordinary shares of the Company may be issued.

	Number of securities to		Weighted-average		Number of securities remaining
	be issued upon exercise		exercise price of		available for future issuance under
	of outstanding options,		outstanding options,		equity compensation plans (excluding
	warrants and rights		warrants and rights		securities reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by securityholders	1,542,849	(1)	$46.72	(2)	1,882,247
Equity compensation plans not approved by securityholders	—		—		—
Total	1,542,849		$46.72		1,882,247

(1)

Includes 492,149 restricted stock units, 116,362 performance award stock units, and 934,338 options to purchase shares that have been granted under the approved Trinseo S.A. 2014 Omnibus Incentive Plan and remain outstanding as of December 31, 2018. The restricted stock units and performance stock units will result in the issuance of shares immediately upon vesting, with the vesting of performance stock units subject to the Company's relative TSR performance. The options to purchase shares will result in securities to be issued upon exercise.

(2)

Represents the weighted-average exercise price of the above-mentioned options to purchase shares only.  The Company’s performance award stock units and restricted stock units do not have associated exercise prices.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. When requested, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and will file these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from our current directors and executive officers, we believe all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) during 2018.

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PROPOSAL 2

Proposal 2–Advisory Vote on Named Executive Officer Compensation

000 Attract and retain industry-leading talent; Link compensation actually paid to achievement of our financial, operating and strategic goals;	Use performance measures, including financial and non-financial goals that align our named executive officers’ interests with those of our shareholders.

The Compensation Discussion and Analysis of this Proxy Statement, which immediately follows this proposal, describes our executive compensation program and the compensation of our named executive officers for fiscal 2018. The Board is asking shareholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the shareholders of Trinseo S.A. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•     Attract and retain industry-leading talent;

•     Link compensation actually paid to achievement of our financial, operating and strategic goals;

•     Reward individual performance and contribution to our success; and

•     Use performance measures, including financial and non-financial goals that align our named executive officers’ interests with those of our shareholders.

We believe Trinseo’s compensation programs employ positive governance practices and offer substantial levels of at-risk compensation to meaningfully align shareholder interests with those of our named executive officers.

The Board is asking shareholders to support this proposal, as it does annually. Although the vote we are asking you to cast is non-binding, the compensation committee and the Board value the views of our shareholders as expressed in their votes. The Board and the compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis (CD&A) section is intended to provide information about our 2018 compensation objectives and programs for our named executive officers. For 2018, our named executive officers, or NEOs, were:

Name	Position
Christopher D. Pappas	President and Chief Executive Officer*
Barry J. Niziolek	Executive Vice President & Chief Financial Officer
Timothy M. Stedman	Senior Vice President and Business President
Hayati Yarkadas	Senior Vice President and Business President
Angelo N. Chaclas	Senior Vice President, Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

* Mr. Pappas retired from his position as President and Chief Executive Officer effective March 4, 2019 at which time Mr. Bozich assumed this role.  Mr. Pappas is still employed as a Special Advisor to the Chief Executive Officer.

This CD&A is divided into the following sections:

•	Executive Summary
•	Compensation Philosophy and Design
•	How We Make Compensation Decisions
•	2018 Compensation Structure & Performance
•	Other Compensation and Tax Matters

Executive Summary

Business Performance

We finished 2018 with lower than anticipated profitability due to challenging market dynamics and economic conditions toward the end of the year, particularly in November and December. Despite this, the Company delivered strong cash generation throughout 2018 and returned significant cash to our shareholders, purchasing approximately 2.2 million ordinary shares for an aggregate purchase price of $142.9 million and declaring quarterly dividends for an aggregate value of $1.56 per ordinary share, or $67.2 million.  We continue to prioritize sustainability as demonstrated by another strong year for our environmental, health and safety performance as measured by our Responsible Care® program goals, with no process safety incidents and only two spills.

Consideration of 2018 Advisory Vote on Executive Compensation

Over the past three years, our Board members supported by our investor relations and legal functions have conducted meaningful engagement and dialogue regarding our executive compensation programs and corporate governance practices. Through these engagements, we have heard from a substantial proportion of our shareholders and learned a great deal. We consider the insights we receive from this feedback and the results of our annual advisory say-on-pay proposal to be a critical component to the compensation committee’s design and oversight of the Company’s executive compensation programs.  We continually evaluate opportunities to enhance our compensation programs to attract top talent and provide further alignment with the interests of our shareholders.

At the 2018 Annual General Meeting of Shareholders, our advisory shareholder vote on executive compensation received less than majority support from our voting shareholders, with only 44% of the votes cast

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COMPENSATION DISCUSSION AND ANALYSIS

in favor of our advisory executive compensation proposal.  This marked a significant change from the prior year where our advisory executive compensation proposal received support from approximately 96% of the votes cast.  While the compensation committee believed that the Company’s executive compensation programs had been effective in achieving the Company’s compensation philosophy and objectives, our shareholders disagreed. Based on the engagement with our shareholders ahead of the 2018 Annual General Meeting and the feedback from the proxy advisory firms, we learned that the primary objection to our compensation programs was the historical 280G gross-up provision that remained in Mr. Pappas’ employment agreement, which had been amended in 2017.

During 2018, we amended Mr. Pappas’ employment agreement to remove the historical 280G gross-up provision.  No other executives besides Mr. Pappas had a 280G gross-up provision in their employment agreement, nor have any of our other executives had such a provision in their employment agreement since our formation. The compensation committee further reinforced its commitment to discontinue the provision of these gross-ups in the Company’s executive employment agreements by excluding any such provision in the Company’s employment agreement with its new Chief Executive Officer and President, Mr. Bozich.

To further understand our shareholders’ concerns reflected in our 2018 say-on-pay results and our shareholders’ reception to the actions taken thus far in response, our compensation committee chair, along with certain members of management, initiated further shareholder outreach during the first quarter of 2019.  These efforts included reaching out to shareholders representing approximately 71% of our outstanding shares.

Shareholders representing approximately 50% of the Company’s outstanding shares responded to our outreach efforts and agreed to have discussions about our executive compensation programs. Shareholders accepting an invitation for a discussion were each offered the opportunity to speak with a compensation committee member. However, most shareholders declined this opportunity and discussed their concerns with the Company’s investor relations representatives directly.   The balance of our shareholders contacted declined our invitation to speak with management or compensation committee members or did not respond to our request for a discussion. We believe at least some of the shareholders who declined the opportunity to engage did so because they do not have ongoing or significant concerns with the current design of our executive compensation programs.

These discussions were helpful in deepening our understanding of the expectations of our investors regarding the design and disclosure surrounding our executive compensation programs. From these discussions, we confirmed that a significant portion of our shareholders are satisfied with our executive compensation programs and philosophy in light of the actions we have taken in response to our most recent say-on-pay results.

Our compensation committee appreciated this feedback and used these discussions as an opportunity to more fully explain its compensation philosophy and decisions. These discussions will continue to influence the compensation committee’s decision process with respect to the design and disclosure of its executive compensation programs, along with influencing our nominating and corporate governance committee and Board regarding its decision processes surrounding our governance and sustainability practices and disclosures going forward.

Compensation Philosophy and Design

Overview

Our executive compensation policies and programs are designed to attract, retain and motivate key executives through competitive and cost effective programs that reinforce executive accountability and reward the achievement of business and individual results. Executive compensation consists of four main elements: (1) base salary, (2) annual cash incentive awards, (3) long-term incentive compensation, and (4) retirement savings and benefit programs. The relative weighting of each element is aligned with our philosophy of linking pay to performance. A substantial percentage of our executives’ compensation is provided in the form of

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COMPENSATION DISCUSSION AND ANALYSIS

performance-based variable compensation with a greater emphasis on variable components for our senior executives. Annual cash awards are directly linked to corporate results and short-term performance measures, including financial and non-financial goals. Our equity incentive awards align our executives’ interests with those of our shareholders and our long-term business objectives. Executive retirement and benefits programs are generally consistent with the broader employee programs offered in the country where an executive primarily provides services to the Company. We provide limited perquisites to our executives and senior management, and such perquisites are only provided to the extent that they reflect particular business needs and objectives.

We strive to provide our NEOs with a compensation package that is market competitive within our industry and recognizes and rewards superior individual and company performance.

Compensation Mix

The chart below shows the 2018 target mix of compensation between salary and short- and long-term incentive compensation for Mr. Pappas and our other NEOs as a group. Long-term incentive compensation remains the largest component of our NEOs’ compensation in order to incentivize long-term value creation and to provide continued alignment between the interests of our NEOs and shareholders.

Maintaining Best Practices Regarding Executive Compensation

Our compensation committee intends to compensate our NEOs in a manner that is consistent with the objectives and design principles outlined above. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with shareholder’s interests:

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Practices

Clawback and Recoupment Policies

We have the right to claw back incentive-based compensation to the extent it was awarded on the achievement of financial results subject to an accounting restatement that should have resulted in the executive receiving a lower amount of compensation had our financial results been properly reported. The Company’s board of directors can recoup this compensation by requiring the reimbursement of compensation previously paid, cancelling outstanding vested or unvested equity awards, or taking any other action permitted by law.

Our equity award agreements also provide for the reimbursement of all or part of any annual incentive compensation if there is a breach by the executive of his award agreement or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with us or an overpayment of incentive compensation due to inaccurate financial data.

Share Ownership Requirements

The compensation committee has adopted share ownership requirements (i) equal to six times base salary for the CEO, and (ii) equal to two times base salary for our other NEOs. The guideline must be achieved by January 1, 2021, or for newly hired executives 5 years from their hire date.

Until the ownership requirement is met, the executive must retain as a holding requirement: (i) 50% of the shares issued after vesting and settlement of restricted stock units (“RSUs”) (shares net of all applicable taxes), and (ii) 50% of the shares issued following the exercise of a stock option or the vesting and settlement of performance stock units (“PSUs”) (after satisfaction of the exercise price and net of all applicable taxes and full cost to exercise, as applicable).

Mitigate Undue Risk and Risk Assessment

The compensation committee regularly assesses whether our compensation programs and arrangements for our employees are designed not to encourage excessive risk-taking.    We mitigate undue risk in our compensation program by instituting strong governance policies such as capping potential payments, utilizing multiple performance metrics, striking a balance between short- and long-term incentives and adopting share ownership requirements.

Compensation at Risk	We grant a high percentage of at-risk compensation to our executive officers. We believe this is essential to creating a culture of pay-for-performance.
No 280G Gross-Up Provisions	The compensation committee no longer permits 280G gross-up provisions in the Company’s executive employment agreements and amendments.
Double-Trigger Change-in-Control Provisions

Our executive officers do not receive change in control benefits under their equity awards or their employment agreements unless their employment is also terminated without cause (or by the executive for good reason) within a specified period following a change in control.

Anti-Hedging and Pledging Policy	We prohibit our directors, executive officers, and all employees from hedging or pledging the Company’s securities.
Independent Compensation Consultant	The compensation committee retains and annually reviews the independence of its compensation consultant.

How We Make Compensation Decisions

Our compensation committee is responsible for, among other matters: (1) reviewing key executive compensation goals, policies, plans and programs; (2) reviewing the compensation of our executive officers;

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COMPENSATION DISCUSSION AND ANALYSIS

(3) reviewing and approving employment agreements and other similar arrangements between the Company and our executive officers; and (4) administering our equity-based plans and other incentive compensation plans.

Our Chief Executive Officer and President reviews annually with the compensation committee each NEO’s performance (other than his own) and recommends to the compensation committee appropriate base salary, annual cash incentive awards and long-term equity incentive awards (to the extent applicable with respect to a particular year) for these NEOs. Based upon the recommendations of our Chief Executive Officer and President, and after considering the objectives of our executive compensation program, as described above, as well as the factors described below under “Use of Benchmarking Comparison Data”, the compensation committee made the final recommendation to the Board for annual compensation packages of our executive officers. With respect to our Chief Executive Officer and President, the compensation committee reviewed his annual performance and the compensation committee recommended to the Board his base salary, annual cash incentive awards and grants of long-term equity incentive awards based on the compensation committee’s assessment of his performance, as approved by the Board.

In making decisions with respect to any element of a NEO’s compensation, the compensation committee considered the total compensation that may be awarded to the executive, including salary, annual cash incentive awards and long-term incentive compensation. In addition, in reviewing and approving employment agreements for our NEOs, the compensation committee considered the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the executive’s employment under a variety of circumstances. Our goal is to award compensation that is competitive to attract and retain highly qualified leaders and that motivates them to drive strong business performance. We believe that our compensation programs align executive and shareholder interests, while allowing compensation to vary based on each executive’s individual contributions to the Company and to the Company’s overall performance.

Use of Independent Compensation Consultant

The compensation committee has retained Willis Towers Watson as its independent compensation consultant. Willis Towers Watson provides the compensation committee with advice on a broad range of executive compensation matters. The scope of their services includes, but is not limited to, the following:

•	Apprising the compensation committee of compensation-related trends and developments in the marketplace;
•	Informing the compensation committee of regulatory developments relating to executive compensation practices;
•	Providing the compensation committee with an assessment of the market competitiveness of the Company’s executive compensation;
•	Assessing the composition of the peer companies used for comparative purposes;
•	Assessing the executive compensation structure to confirm that no design elements encourage excessive risk taking; and
•

Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with shareholder interests.

During fiscal 2018, Willis Towers Watson attended all regularly scheduled meetings of the compensation committee.

In addition to providing the compensation committee with these executive compensation consulting services in 2018, for which it received aggregate fees of $208,000, Willis Towers Watson also provided the Company with the following additional services for which it received fees totaling $220,000: international actuarial support for the Company’s pension and postretirement benefit plans; actuarial support for one of the Company’s domestic

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COMPENSATION DISCUSSION AND ANALYSIS

welfare benefit plans; and compensation support to management. Before Willis Towers Watson undertook any compensation support work for the Company’s management, the compensation committee was consulted and approved the scope of work.

The compensation committee actively considered the range of the additional services that Willis Towers Watson was already providing to the Company when it made the decision to retain Willis Towers Watson as its independent compensation consultant in 2018. The compensation committee assessed the independence of Willis Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently representing the compensation committee.

Use of Benchmarking Comparison Data

The compensation committee selects a peer group of companies, with assistance from Willis Towers Watson, for use in making compensation decisions with respect to the total mix and amount of compensation. This peer group consists of companies in the chemical and chemical-related industries, as well as companies in the container and packaging and paper and forest product industries. The compensation committee reviewed various market-based metrics of the peer group that it deemed appropriate, which included enterprise value, revenue, market capitalization, and EBITDA margins, to establish compensation benchmarks.

The compensation committee may annually review the companies included in our peer group and may add or eliminate companies as it determines to be appropriate. The peer group selected for making fiscal 2018 compensation decisions consisted of the following 22 companies:

A. Schulman, Inc.	Kronos Worldwide, Inc.	Silgan Holdings Inc.
Ashland Global Holdings Inc.	Methanex Corporation	Stepan Company
Cabot Corporation	Minerals Technologies Inc.	Tronox Limited
Domtar Corporation	NewMarket Corporation	Valvoline Inc.
H.B. Fuller Company	Olin Corporation	Venator Materials PLC
Graphic Packaging Holding Company	Platform Specialty Products Corporation	W. R. Grace & Co.
Greif, Inc.	PolyOne Corporation
Kraton Corporation	RPM International Inc.

Additionally, the compensation committee reviewed various data from Willis Towers Watson databases to supplement data from the peer group. This data allowed the compensation committee to obtain a broader understanding of market compensation levels.

2018 Compensation Structure & Performance

The principal components of our executive compensation program include both short-term and long-term compensation. Short-term compensation consists of an executive’s annual base salary and annual cash incentive award. Long-term compensation may include grants of share-based incentives as determined by the compensation committee and approved by the Board. Certain elements of compensation of our NEOs were determined through direct negotiation with the executives at the time of their hiring.

Base Salary

Setting appropriate levels of base pay allows us to attract and retain an executive leadership team that will continue to meet our commitments to customers, sustain profitable growth and create value for our shareholders. The base salaries for our NEOs are determined based on the scope of their responsibilities and our compensation committee members’ collective knowledge of competitive compensation levels, as well as competitive compensation benchmarking data from Willis Towers Watson based on our peer group and survey data. Base salaries are reviewed annually by the compensation committee and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels. In 2018,

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Pappas’ base salary was $1,200,000, effective January 1, 2018, pursuant to the terms of his employment agreement. In addition, the compensation committee approved increases to the base salaries for the following NEOs: 1.0% increase for Mr. Niziolek, 1.1% increase for each of Messrs. Stedman and Yarkadas, and a 3.6% increase for Mr. Chaclas. The Company’s new President and Chief Executive Officer, Mr. Bozich, is entitled to an annual salary of $1,000,000 for 2019.

Annual Cash Incentive Plan

Our annual cash incentive plan is designed to create a pay for performance culture by aligning the compensation program to the achievement of our strategic and business objectives and with shareholder interests. Our business objectives are to: (1) provide a safe working environment; (2) deliver strong recurring profits relative to our industry; (3) effectively manage our working capital; (4) demonstrate effective cost management; and (5) provide EBITDA growth that is stronger than the industry. The actual amount that will be paid in respect of an annual cash incentive award is based on a combination of the achievement of Company performance goals as well as individual performance. The performance goals and metrics are recommended by the compensation committee to the Board at the beginning of the year. At the end of the year, the amount paid to each NEO is based on the achievement of the Company performance goals and an assessment of the executive’s overall performance.

For 2018, the annual cash incentive plan was designed to align our executives’ compensation with the Company’s business plan and priorities for the year, and reward performance based on the following three components:

•	Responsible Care®: Injuries, Spills and Process Safety Incidents (PSIs);
•	EBITDA: Adjusted as described below; and
•	Individual Goals: Performance against defined business/functional and individual goals.

We believe best-in-class environmental, health and safety metrics, as well as individual performance, are important measures for establishing performance objectives and measuring the performance of our NEOs. We are a Responsible Care® company and our environment, health and safety policy states that protecting people and the environment is part of everything we do and every decision we make. Each employee has a responsibility to ensure that our products and operations meet applicable government and Company standards.

The 2018 annual cash incentive plan includes three key environment, health and safety metrics that we track for our Company—Recordable Injuries as defined by OSHA, Process Safety Incidents as defined by the American Chemistry Council, and Loss of Primary Containment, which defines a containment as any physical device used to contain a chemical or plastic resin as part of our manufacturing processes. Incentive payouts with respect to these metrics are determined based on our achievement rating for Responsible Care® performance and in accordance with the threshold, target and maximum levels set forth in the table below.

In 2018, Company financial performance metrics were based on an Adjusted EBITDA target of $430 million and threshold EBITDA of $365 million.  The Company’s actual Adjusted EBITDA component for purposes of the 2018 annual cash incentive plan was $325 million, which represents the Company’s year-end Adjusted EBITDA of $573 million excluding $144 million and $107 million in earnings from our joint ventures and Feedstocks segment, respectively, and excluding $3 million in negative raw material timing. We believe that Adjusted EBITDA is a key measure of our financial performance, removing the impacts of our capital structure (such as interest expense), asset base (such as depreciation and amortization) and tax structure as well as other non-recurring items. Therefore, for purposes of the annual cash incentive plan, we define Adjusted EBITDA, which is considered a non-GAAP measure, as net income (loss) from continuing operations before interest expense, net provision for income taxes; depreciation and amortization expense; asset impairment charges; loss on extinguishment of long-term debt; gains or losses on the disposition of businesses and assets, restructuring and other non-recurring items. Our Adjusted EBITDA performance target metric for the 2018 annual cash incentive awards is set consistent to our 2018 business plan that was approved by the Board, but

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COMPENSATION DISCUSSION AND ANALYSIS

is also adjusted to exclude earnings from the Company’s joint ventures and its Feedstocks segment and to exclude the impacts of raw material timing. See “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Performance Measures” of our Annual Report on Form 10‑K for more information on our approach to calculating Adjusted EBITDA. We exclude the earnings of our Americas Styrenics segment because as a joint venture the Company does not have direct control of its day-to-day operations. Additionally, we also exclude the earnings of our Feedstocks segment and the impacts of raw material timing because market volatility within this segment and timing impacts are generally outside of our executives’ control but can have a significant positive or negative impact on the Company’s financial performance.

The table below shows the weight and targets of the component metrics, along with the payout opportunity for the annual cash incentive plan.

			Level of
			Performance
Performance Goal	Weight	Threshold	Target	Exceeds
1. Responsible Care®
Recordable Injuries*	5%	7	5	3
Loss of Primary Containment*	5%	8	6	4
Process Safety Incidents*	5%	2	1	0
Sub-total	15%
2. Financial Performance
2018 EBITDA Target (Per 2018 Business Plan)	60%	$365M	$430M	$500M
3. Individual Goals	25%
Total Opportunity at Target	100%
Maximum Opportunity	200%

*     Metrics represent incident count.

In 2018, our achievement rating for Responsible Care® performance qualified each NEO for a 167% annual cash incentive award payout for the Responsible Care®  component. In addition, based on our 2018 audited financial results, our compensation committee determined that our financial performance component resulted in none of the Adjusted EBITDA portion of the bonus becoming payable. Actual results for Responsible Care® and Adjusted EBITDA financial performance are set forth below:

	% of	Actual Result	Payout % of Target	Weighted Payout
	Metric Weight
Responsible Care®
Recordable Injuries*	5%	5	100%	5%
Loss of Primary Containment*	5%	2	200%	10%
Process Safety Incidents*	5%	0	200%	10%
Responsible Care Total	15%		167%	25%
Financial Performance (Adjusted EBITDA)	60%	$325M	0%	0%

*     Metrics represent incident count.

In addition, each NEO had personal performance goals that included, depending on the individual: corporate EBITDA; asset, product optimization and customer profitability; organizational effectiveness; people; and cost management. The results achieved against each of these goals were assessed by the compensation committee and ratings were assigned.

During 2018, the target bonus under this plan for each NEO was based on a percentage of base salary ranging from 150%, in the case of Mr. Pappas, to 70% in the case of Mr. Niziolek, and 65%  in the case of

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COMPENSATION DISCUSSION AND ANALYSIS

Messrs. Stedman, Yarkadas, and Chaclas. The table below shows the 2018 target annual incentive award for each NEO and the actual award payable, based on our performance and the individual’s performance.

	Target
NEO	Percentage	Target Amount	Actual Amount
Christopher D. Pappas	150%	$1,800,000	$843,750
Barry J. Niziolek	70%	$371,000	$178,544
Timothy M. Stedman(1)	65%	$319,600	$155,805
Hayati Yarkadas(1)	65%	$319,600	$151,011
Angelo N. Chaclas	65%	$282,750	$142,553

(1)

Messrs. Stedman's and Yarkadas’ compensation is payable in CHF and was converted using the foreign exchange rate of US$1.02436 to CHF1.00. This rate was determined by averaging the monthly exchange rates in effect during 2018.

The table below shows the contribution of each performance metric under our annual cash incentive plan to the actual bonus award earned by our NEOs. All values in this table are shown as a percentage of target.

	Responsible	EBITDA	Individual	Actual Award as
NEO	Care (15%)	(60%)	Goals (25%)	a % of Target
Christopher D. Pappas	167%	0%	88%	47%
Barry J. Niziolek	167%	0%	93%	48%
Timothy M. Stedman	167%	0%	95%	49%
Hayati Yarkadas	167%	0%	89%	47%
Angelo N. Chaclas	167%	0%	102%	50%

Long-Term Equity Incentive Compensation

In February 2018, our Board approved equity award grants to certain key employees, including for the NEOs. Each of our NEOs received a grant of options to purchase our ordinary shares (30%), RSUs (30%), and PSUs (40%), based on a target percentage of their base salary, as shown in the table below. These awards are subject to time-based vesting conditions, with RSUs vesting in full on the third anniversary of the date of grant, PSUs vesting in full on the third anniversary of the date of grant, subject to the Company’s relative TSR performance, and options vesting in three equal annual installments beginning on the first anniversary of the date of grant. In each case, vesting is generally subject to the NEO’s continuous employment with us on the applicable vesting date.

In 2017, the Board for the first time included PSUs as part of the executive’s target equity compensation to put a greater focus on at-risk, long-term incentive-based compensation. We believe the addition of PSUs, along with providing a higher concentration of equity compensation in PSUs as compared to the RSU and stock option components, provides greater alignment between our executive compensation program and the creation of shareholder value through the Company’s long-term strategic initiatives. In addition, our Board considers the stock options to be performance-based because a stock option will only have value to the extent that our stock price increases after the date the stock option is granted.

	LTI	LTI
Name	Target %	Target Amount
Christopher D. Pappas	480%	$5,760,000
Barry J. Niziolek	175%	$927,500
Timothy M. Stedman(1)	135%	$663,785
Hayati Yarkadas(1)	135%	$663,785
Angelo N. Chaclas	140%	$609,000

(1)

Messrs. Stedman's and Yarkadas’ compensation is payable in CHF and the above target amount was converted using the foreign exchange rate of US$1.02436 to CHF1.00. This rate was determined by averaging the monthly exchange rates in effect during 2018.

PSUs granted under the 2014 Omnibus Incentive Plan will vest on the third anniversary of the grant date, subject to the Company’s relative TSR performance, assuming the reinvestment of dividends, against the performance of 50 other chemical companies with shares traded on a major U.S. stock exchange and that have

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COMPENSATION DISCUSSION AND ANALYSIS

a market capitalization exceeding $500 million at the time the award is granted.  The peer group for the 2018 grants is as follows:

H.B

AdvanSix Inc	H.B. Fuller Company	Quaker Chemical Corporation
Air Products and Chemicals, Inc.	Huntsman Corporation	Rayonier Advanced Materials Inc.
Albemarle Corporation	Ingevity Corporation	RPM International Inc.
Ashland Global Holdings Inc.	Innophos Holdings, Inc.	Sensient Technologies
Axalta Coating Systems Ltd.	Innospec Inc.	Stepan Company
Balchem Coproration	International Flavors & Fragrances Inc.	The Chemours Company
Cabot Corporation	Koppers Holdings Inc.	The Moasic Company
Celanese Corporation	Kraton Corporation	The Scotts Miracle-Gro Company
CF Industries Holdings, Inc.	Kronos Worldwide, Inc.	The Sherwin-Williams Company
Chase Corporation	LyondellBasell Industries N.V.	Tredegar Corporation
Ciner Resources LP	Minerals Technologies Inc.	Tronox Limited
Eastman Chemical Company	NewMarket Corporation	Valhi, Inc.
Ecolab Inc.	Olin Corporation	Valvoline Inc.
Element Solutions Inc.	Platform Specialty Products Corporation	W. R. Grace & Co.
Ferro Corporation	PolyOne Corporation	Westlake Chemical Corporation
FMC Corporation	PPG Industries, Inc.	Westlake Chemical Partners LP
GCP Applied Technologies Inc.	Praxair, Inc.

The amount of PSUs that will vest for the 2018 awards will be as follows:

	TSE Performance			Payout %
Metric	Threshold	Target	Maximum	Threshold	Target	Maximum
2018 – 2020 TSE TSR (relative to Performance Peer Group)	25th Percentile	50th Percentile	75th Percentile	50%	100%	200%

*     Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles.

Regardless of the targets above, vesting is capped at 100% of target if the Company’s TSR is negative for the performance period. Additionally, the total value of the awards delivered at vesting is capped at three times the target shares multiplied by the grant date share price. Because we assume reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if and to the extent the PSUs vest, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is not otherwise met.  Based off of TSR performance as of December 31, 2018, the Company’s executives would not meet the performance threshold to receive any payout under their outstanding PSU awards.

On September 14, 2018, Messrs. Stedman and Yarkadas also each received an equity retention award with a grant date fair value of $1.3 million consisting of 50% PSUs and 50% RSUs.  These awards vest on the same terms as the Company’s other 2018 PSU and RSU awards and utilize the same peer group selection criteria used for the 2018 annual equity awards.

The Company views off-cycle equity awards as an exceptional practice and does not employ them without a distinct and necessary purpose, such as to attract or retain key executives. As the Company engaged in regular succession planning discussions, it believed securing the continued commitment of its key business presidents would be an important component to these plans and the Company’s future. Ensuring management and leadership stability through key successions and retirements was a key concern for the Company in order to ensure these transitions did not distract the Company from its long-term strategic initiatives and business plans.  Since 2018, the Company’s former Senior Vice President of Human Resources and Mr. Pappas retired, along with Mr. Niziolek recently announcing his intention to retire by mid-year 2019.

Despite the retention nature of these awards, the compensation committee believed that a substantial portion of these awards should be performance-based in order to further align the executive’s compensation incentives with the creation of shareholder value through the Company’s long-term strategic initiatives.  The compensation

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COMPENSATION DISCUSSION AND ANALYSIS

committee considers Messrs. Stedman and Yarkadas (and other executives who would likewise receive an off-cycle award) as ineligible for consideration for any further off-cycle equity award until the current awards have vested.

Other Compensation and Tax Matters

Retirement Benefits

Our qualified U.S. savings plan (the “401(k) plan”) provides for (1) annual discretionary Company contributions and (2) employer matching contributions to be credited to participants’ accounts. The U.S.-based NEOs participate in this plan on the same basis as our other employees. We also maintain a non-qualified U.S. savings and deferral plan in which each of our U.S.-based NEOs participate. This plan allows participants to defer a portion of their compensation on a pre-tax basis, with matching contributions from the Company that are payable at a future date based on the terms of the plan. Additionally, the plan provides for discretionary Company contributions in connection with earnings that are in excess of the limitations set forth in the 401(k) Plan.

Our NEOs do not participate or have account balances in any qualified or non-qualified defined benefit pension plans sponsored by the Company, with the exception of Messrs. Stedman and Yarkadas who participate in our Switzerland-based defined contribution retirement plan.

Pursuant to the terms of Mr. Pappas’ employment agreement, he is entitled to a retirement benefit payable in the form of a cash lump sum upon his retirement or other termination of employment in an amount determined in accordance with a formula contained in his employment agreement as described in more detail under “Executive Compensation—Pension and Other Postretirement Benefits—Supplemental Employee Retirement Benefit” below. Neither Mr. Bozich nor our other NEOs participate in any supplemental employee retirement plan, or have such a plan provided by their agreement.

Severance Benefits

Our NEOs are eligible for severance benefits under their employment agreements upon certain terminations of employment. The agreements provide the NEOs, except Mr. Pappas, with severance benefits in an amount equal to 1.5 times the sum of the executive’s annual base salary and target bonus. Mr. Pappas is not entitled to any severance benefits in connection with his retirement.

We provide change-in-control severance benefits to certain executives, including our current NEOs. These change-in-control severance benefits are considered “double triggers” and designed to minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of the Company and to enable the executives to impartially evaluate such a transaction. Under the terms of these agreements, each NEO is entitled to a lump sum payment equal to the severance benefits set forth above (rather than payment of severance benefits in installments) if the NEO experiences a termination of employment other than for cause or in the event the NEO resigns for "good reason," as defined in the agreements, within two years following a change-in-control of the Company. The compensation committee does not permit 280G gross-up provisions in its executive employment agreements or amendments.

Other Compensation

Each NEO is eligible to participate in our generally-applicable benefit plans, such as savings, medical, dental, group life, disability and accidental death and dismemberment insurance, in accordance with country practices. Additionally, the Company may offer certain perquisites to certain executives when appropriate or necessary to recruit or retain talented and qualified individuals. As a Company that operates worldwide, we often offer certain types of perquisites to our executives, such as moving or commuting expenses, in order to compensate individuals who relocate. See the footnotes to the “Summary Compensation Table” and the “Narrative

2019 Proxy Statement        41

COMPENSATION DISCUSSION AND ANALYSIS

Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” below for more details regarding the other compensation paid to our NEOs.

Tax and Accounting Considerations

Prior to January 1, 2018, Section 162(m) of the Code imposed a limit of $1,000,000 on the amount that a publicly-traded company may deduct for federal income tax purposes in any taxable year for compensation paid to our CEO and the three other highest-paid NEOs, other than our CFO, who are employed as of the end of the year. To the extent that compensation was “performance-based” within the meaning of Section 162(m) or to the extent that compensation meeting certain requirements is paid during a limited period of time following our IPO, the Section’s limitations did not apply. To qualify as performance-based, compensation must, among other things, be paid pursuant to a shareholder approved plan upon the attainment of objective performance criteria.

On December 22, 2017, the Tax Cuts and Jobs Act amended Section 162(m) to eliminate the exemption for performance-based compensation under Section 162(m). These amendments made all compensation paid to a covered employee in excess of $1 million nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans. The Tax Cuts and Jobs Act also provided a transition rule that does not apply these amendments to Section 162(m) to written binding contracts in effect on November 2, 2017 and not subsequently amended or modified.

Our compensation committee believes that the tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policies and in rewarding superior executive performance. The Company has not historically needed to rely on Section 162(m) due to the large amount of its executives’ compensation services performed outside the United States. Therefore, its compensation programs have not been materially impacted by the changes to Section 162(m).

In determining variable compensation program designs, our compensation committee also considers other tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity based plans that are settled in shares.

Timing of Awards

We regularly award annual equity grants to our executive officers in February of each year, so as to provide a pre-set schedule for our equity grants that won’t be impacted by events external or internal to the Company. New hires may, depending on the timing of their hire, be eligible for a grant at the next board meeting following his or her hire.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section (the “CD&A”) required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the CD&A be included in this proxy statement on Schedule 14A.

THE COMPENSATION COMMITTEE

K’Lynne Johnson

Jeffrey J. Cote

Phillip R. Martens

Stephen M. Zide

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EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation paid to or earned by our NEOs for the years ended December 31, 2018, 2017, and 2016, as applicable. For additional information, please read the footnotes and narrative disclosures that follow the table.

							Changes in
							Pension
							Value
							and Non-
							qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)(7)	($)(8)	Total ($)
Christopher D. Pappas	2018	$1,200,000	$—	$4,239,343	$1,725,105	$843,750	$492,829	$168,206	$8,669,233
President and Chief	2017	$1,150,000	$—	$3,913,374	$1,621,518	$2,448,324	$762,155	$196,378	$10,091,749
Executive Officer	2016	$1,100,000	$—	$2,475,010	$2,409,702	$2,467,960	$315,140	$180,961	$8,948,773
Barry J. Niziolek	2018	$530,000	$—	$682,665	$277,787	$178,544	$—	$69,081	$1,738,077
EVP & Chief Financial Officer	2017	$525,000	$—	$589,216	$244,127	$512,412	$—	$66,272	$1,937,027
	2016	$259,615	$—	$387,524	$387,964	$273,000	$—	$20,135	$1,328,238
Timothy M. Stedman(9)	2018	$491,693	$261,212	$1,876,672	$208,234	$155,805	$341,112	$110,475	$3,445,203
SVP and Business President	2017	$483,408	$463,054	$395,595	$163,885	$415,291	$145,531	$122,911	$2,189,675
	2016	$454,500	$459,550	$229,083	$223,033	$396,779	$163,198	$138,796	$2,064,939
Hayati Yarkadas(9)	2018	$491,693	$348,282	$1,876,672	$208,234	$151,011	$353,404	$120,095	$3,549,391
SVP and Business President	2017	$483,408	$284,956	$395,595	$163,885	$408,040	$144,513	$141,363	$2,021,760
	2016	$454,500	$202,000	$229,083	$223,033	$402,574	$162,184	$174,301	$1,847,675
Angelo N. Chaclas	2018	$435,000	$—	$448,224	$182,397	$142,553	$—	$58,079	$1,266,253
SVP, CLO, CCO and	2017	$420,000	$—	$410,597	$170,110	$515,960	$—	$57,939	$1,574,606
Corporate Secretary	2016	$390,000	$—	$243,755	$237,328	$476,587	$—	$43,043	$1,390,712

(1)	The amount shown for Mr. Niziolek for 2016 represents the portion of base salary he received during the period between his hire date of June 13 and December 31, 2016
(2)

The amounts in this column for Messrs. Stedman and Yarkadas reflect signing bonuses contingent on the executive’s continued employment through his first, second, and third anniversaries, respectively, with the Company and were compensation for equity grants from previous employers that were forfeited upon their employment with the Company. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of the staggered signing bonuses due to Messrs. Stedman and Yarkadas under their respective employment agreements.

(3)

The amount in this column reflects the fair value of RSU and PSU awards granted in the periods presented, calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10‑K. There were no grants of RSU awards and PSU awards under the 2014 Omnibus Incentive Plan prior to 2015 and 2017, respectively. For purposes of this table it is presumed that the PSU awards will be settled at target levels.

(4)

The amount in this column reflects the fair value of option awards granted in the periods presented, computed using the Black-Scholes pricing model, whose inputs and assumptions are as of the grant dates and described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10‑K.

(5)

This amount includes each NEO’s earned cash incentive payout as discussed in “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan” above. For Mr. Chaclas, this amount includes incentive payouts under the Company's 2013 and 2014 Long-Term Incentive Plans. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of these plans.

(6)

The amount in this column reflects the aggregate change in the actuarial present value of the applicable named executive officer’s accumulated benefit under our defined benefit pension plan and arrangements in respect of each year in the table. Messrs. Niziolek and Chaclas do not participate in pension and other postretirement benefit arrangements. Please see “— Pension and Other Postretirement Benefits” for a description of these arrangements.

(7)

No amount is reported with respect to earnings on non-qualified deferred compensation plans because above market rates are not provided under such plans. See “— U.S. Non-Qualified Deferred Compensation Table” below for information with respect to the NEOs’ deferred compensation amounts for 2018.

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EXECUTIVE COMPENSATION

(8)	Included in “All Other Compensation” for fiscal year 2018 were the following items:

		Non-qualified
	401k	deferred	Dependent	Relocation	Living	Tax
NEO	Plan(i)	comp plan(ii)	Education(iii)	Services(iv)	Stipend(v)	Gross-up(vi)	Other(vii)	Total
Christopher D. Pappas	$24,750	$143,075	$—	$—	$—	$—	$381	$168,206
Barry J. Niziolek	$24,750	$43,950	$—	$—	$—	$—	$381	$69,081
Timothy M. Stedman	$—	$—	$—	$21,974	$55,315	$22,440	$10,747	$110,475
Hayati Yarkadas	$—	$—	$86,030	$—	$—	$25,206	$8,859	$120,095
Angelo N. Chaclas	$24,750	$32,948	$—	$—	$—	$—	$381	$58,079

(i)	Represents Company matching and discretionary contributions to the 401(k) Plan for Messrs. Pappas, Niziolek, and Chaclas.
(ii)

Represents Company matching and discretionary contributions to our non-qualified deferred compensation plan (such amounts are also included in the “U.S. Non-Qualified Deferred Compensation Table” below).

(iii)

Represents education expenses provided to Mr. Yarkadas’ dependents. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Yarkadas’ employment agreement.

(iv)

Represents Mr. Stedman’s temporary CHF 6,000 monthly incidental living expense allowance through September 2018. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Stedman’s employment agreement.

(v)

Mr. Stedman received certain relocation services under his employment agreement.  Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Stedman’s employment agreement.

(vi)

Mr. Stedman received a gross-up for tax purposes on the living stipend paid to him. Mr. Yarkadas received a gross-up for tax purposes on the tuition paid on behalf of his minor children. Please see “— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Messrs. Stedman’s and Yarkadas’ employment agreements.

(vii)

Represents the aggregate of all other compensation items paid to the NEOs for personal benefits, which individually do not exceed $10,000. For Messrs. Pappas, Niziolek, and Chaclas, these amounts represent group life insurance premiums. For Mr. Yarkadas, the amount in this column represents a child education allowance provided by the Swiss government and tuition for language classes. For Mr. Stedman, the amounts in this column represent tax planning services and personal commuting expenses paid to him under this employment agreement. Please see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table; Other Narrative Disclosure” for a description of Mr. Stedman’s employment agreement.

(9)

Compensation for Messrs. Stedman and Yarkadas was paid or is payable in CHF. The amount of compensation earned or received during 2018, 2017 and 2016 was converted using the foreign exchange rate of US$1.02436 to CHF1.00, US$ 1.0177 to CHF 1.00, and US$1.01 to CHF1.00, respectively. These rates have been determined by averaging the monthly exchange rates in effect for each calendar year.

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EXECUTIVE COMPENSATION

Grant of Plan-Based Awards Table

The following table shows all plan-based awards granted to the NEOs during 2018. All equity awards were granted under our 2014 Omnibus Incentive Plan (OIP) as a target percentage of each NEOs base salary with the target value of the equity award comprised of stock options (30%), RSUs (30%), and PSUs (40%). See “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Compensation” for more information regarding the 2018 equity awards.  All NEOs earned cash incentive awards for 2018 performance under the Company’s annual cash incentive plan (ACIP).

		Estimated Future Payouts
		Under Non-Equity
		Plan Awards(1)
					All other				Grant
					stock	All other			Date
					awards:	option	Exercise	Closing	Fair Value
					Number	awards:	or Base	Stock	of Stock
					of	Number of	Price of	Price on	and
					shares of	securities	Option	Grant	Option
	Grant	Threshold	Target	Maximum	stock or	underlying	Awards	Date	Awards
Name	Date	($)	($)	($)	units (#)	options (#)	($/Shy)	($/Sh)	($)
Christopher D. Pappas
OIP—Options	2/22/2018	—	—	-	—	77,385	81.20	—	$1,725,105
OIP—RSUs	2/22/2018	—	—	-	21,281	—	—	81.20	$1,728,017
OIP—PSUs	2/22/2018	—	—	-	28,374	—	—	81.20	$2,511,326
ACIP	1/1/2018	—	1,800,000	3,600,000	—	—	—	—	—
Barry J. Niziolek
OIP—Options	2/22/2018	—	—	—	—	12,461	81.20	—	$277,787
OIP—RSUs	2/22/2018	—	—	—	3,427	—	—	81.20	$278,272
OIP—PSUs	2/22/2018	—	—	—	4,569	—	—	81.20	$404,393
ACIP	1/1/2018	—	371,000	742,000	—	—	—	—	0
Timothy M. Stedman
OIP—Options	2/22/2018	—	—	—	—	9,341	81.20	—	$208,234
OIP—RSUs	2/22/2018	—	—	—	2,569	—	—	81.20	$208,603
OIP—PSUs	2/22/2018	—	—	—	3,425	—	—	81.20	$303,140
OIP—RSUs	9/14/2018	—	—	—	8,672	—	—	74.95	$649,966
OIP—PSUs	9/14/2018	—	—	—	8,672	—	—	74.95	$714,963
ACIP		—	319,600	639,201	—	—	—	—	—
Hayati Yarkadas
OIP—Options	2/22/2018	—	—	—	—	9,341	81.20	—	$208,234
OIP—RSUs	2/22/2018	—	—	—	2,569	—	—	81.20	$208,603
OIP—PSUs	2/22/2018	—	—	—	3,425	—	—	81.20	$303,140
OIP—RSUs	9/14/2018	—	—	—	8,672	—	—	74.95	$649,966
OIP—PSUs	9/14/2018	—	—	—	8,672	—	—	74.95	$714,963
ACIP	1/1/2018	—	319,600	639,201	—	—	—	—	—
Angelo N. Chaclas
OIP—Options	2/22/2018	—	—	—	—	8,182	81.20	—-	$182,397
OIP—RSUs	2/22/2018	—	—	—	2,250	—	—	81.20	$182,700
OIP—PSUs	2/22/2018	—	—	—	3,000	—	—	81.20	$265,524
ACIP	1/1/2018	—	282,750	565,500	—	—	—	—-	—

(1)

Represents awards provided under our annual cash incentive plan discussed above under  “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Plan”. The maximum amount represents two times the target amount. The actual amounts earned by the NEOs with respect to 2018 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table; Other Narrative Disclosure

We have entered into an executive employment agreement with Mr. Pappas, with his employment commencing on June 17, 2010 and having an initial term of three years. On April 11, 2013, the agreement with Mr. Pappas was amended and restated with retroactive effect as of January 2, 2013, and was extended until June 30, 2017. On March 30, 2016, Mr. Pappas’ agreement was amended again and was extended to December 31, 2018. On December 21, 2017, the agreement with Mr. Pappas was amended and restated again with no fixed term.  On December 20, 2018, Mr. Pappas’ employment agreement was amended to remove his 280G gross-up provision and amended the term of his agreement to be one to three months after his successor was employed.

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EXECUTIVE COMPENSATION

Mr. Niziolek entered into an employment agreement with the Company on June 13, 2016 with an initial term of one year, and subject to automatic one-year extensions beginning on the expiration of the initial term. The automatic extension of the agreement may be terminated with at least 90 days’ prior written notice from Mr. Niziolek or the Company stating their intent not to extend the employment term.

Messrs. Stedman and Yarkadas have also entered into employment agreements with us with employment dates commencing on November 1, 2015. The employment agreements with Messrs. Stedman and Yarkadas have no fixed term but their agreements may be terminated by either party providing at least six months’ prior written notice of the intent to terminate.

Mr. Chaclas entered into an employment agreement with the Company with effective date commencing on January 1, 2015. The agreement provides for an initial term of three years and is subject to automatic one-year extensions beginning on the expiration of the initial term. The automatic extension of the agreement may be terminated with at least 90 days' prior written notice from Mr. Chaclas or the Company stating the intent not to extend the employment term.

Under his employment agreement Mr. Pappas was entitled to receive an annual base salary of $1,200,000. Based on their agreements, Messrs. Niziolek, Stedman, Yarkadas, and Chaclas are entitled to receive annual base salaries in 2018 of $530,000, CHF 480,000, CHF 480,000 and $435,000, respectively. These salaries are subject to annual review by the Board (or a committee thereof) during the first 90 days of each calendar year, and the base salary in respect of such calendar year may be increased above, but not decreased below, its level for the preceding calendar year. Each NEO is also entitled to participate in our employee and fringe benefit plans as may be in effect from time to time on the same general basis as our other employees.

Under their employment agreements, Messrs. Pappas, Niziolek, Stedman, Yarkadas, and Chaclas had target bonus opportunities under our annual cash incentive plan equal to 150%, 70%, 65%, 65%, and 65%, respectively, of their base salaries. For 2018, these payouts were paid below target, primarily due to the Company’s financial performance versus target for the year. See “Compensation Discussion and Analysis—2018 Compensation Structure and Performance —Annual Cash Incentive Plan” for additional details on how the cash incentive awards were determined.

Additionally, under their employment agreements, Messrs. Stedman and Yarkadas are entitled to staggered signing bonuses to be paid on the first, second, and third anniversaries of their employment, and are contingent on their continued employment through the respective anniversary date. These staggered signing bonuses were negotiated by the executives to compensate them for forfeited equity compensation that they would have received had they stayed with their previous employers. For 2018, Messrs. Stedman and Yarkadas received lump-sum gross payments of CHF 255,000 and CHF 340,000, respectively, which represented the final signing bonus installment under their employment agreements.

Under his employment agreement, Mr. Stedman was required to relocate to the Zurich, Switzerland metropolitan area on the earlier of September 30, 2018, or the date his spouse relocated to this area. At the time of his relocation, which occurred in 2018, Mr. Stedman was eligible to receive relocation services. For fiscal 2018, Mr. Stedman received an aggregate stipend of $55,315 for living expenses and $22,440 in tax gross-ups related to this living expense stipend. Until the earlier of September 30, 2018 or the date his spouse relocated to Zurich, Mr. Stedman received a monthly allowance of CHF 6,000 (grossed-up for tax at the marginal rate) for incidental living expenses while living in Zurich. During this period Mr. Stedman was also entitled to the reimbursement of the fare for one economy class flight taken per week between Switzerland and the United Kingdom. During 2018 Mr. Stedman received $5,192 in such commuting reimbursements. For 2019, Mr. Stedman will not be entitled to any further living or commuting costs.

As part of his relocation to Zurich, Switzerland, the Company, under Mr. Yarkadas’ employment agreement, pays the tuition for the international school education, grossed-up for tax at the marginal rate, for a period of 4

46        2019 Proxy Statement

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and 7 years for his oldest and youngest child, respectively. For fiscal 2018, the Company paid $86,030 in tuition for Mr. Yarkadas’ children for which Mr. Yarkadas also received $25,206 in tax gross-ups.

Prior to becoming part of our executive leadership team, Mr. Chaclas was eligible to participate in incentive programs not available to our other NEOs. Mr. Chaclas participated in the Company's 2013 and 2014 Long-Term Incentive Plan. These Long-Term Incentive Plans were designed to provide long-term incentives to our employees who did not receive long-term incentive compensation in the form of equity awards in our former parent, Bain Capital Everest Manager Holding SCA. Each Long-Term Incentive Plan set three-performance year Adjusted EBITDA targets with each year having equal weighting. See “Compensation Discussion and Analysis – 2018 Compensation Structure & Performance – Annual Cash Incentive Plan” for more information as to how the Company calculates its Adjusted EBITDA targets with respect to its incentive plans. The payout factor was determined by averaging the actual payout percentage approved by the compensation committee for each performance year. The cash incentive for these plans was paid out in the year following the last annual EBITDA target for each plan.  These plans resulted in cash awards to Mr. Chaclas of $130,267 and $158,292 in 2016, and 2017, respectively.

Each of our NEOs participated in our 2014 Omnibus Incentive Plan. For 2018, Messrs. Pappas, Niziolek, Stedman, Yarkadas and Chaclas received an annual target equity incentive award under the plan of 480%, 175%, 135%, 135%, and 140%, respectively, of their base salaries. The value of the equity award is split among stock options (30%), RSUs (30%), and PSUs (40%).

Additionally, on September 14, 2018, both Messrs. Stedman and Yarkadas were granted an equity retention award with a grant value of $1.3 million and consisting of 50% PSUs and 50% restricted stock units RSUs. See “Compensation Discussion and Analysis—2018 Compensation Structure and Performance—Long-Term Equity Incentive Compensation” for more information about the compensation committee’s practices and philosophy with respect to these awards.

The RSUs will vest in full on the third anniversary of the grant date, generally subject to the executive’s continued employment with the Company. The PSUs will vest on the third anniversary of the grant date, subject generally to the executive’s continued employment and to the Company’s relative total shareholder return (“TSR”) performance, assuming the reinvestment of dividends, against the performance of 48 other chemical companies with shares traded on a major U.S. stock exchange and that have a market capitalization exceeding $500 million dollars at the time the award is granted. The threshold, target and maximum payout, which represents the 25th, 50th, and 75th percentile of TSR performance relative to peers, would be 50%, 100%, and 200% of the PSU award’s target amount, respectively. The number of PSUs ultimately vested will be interpolated between the 25th and 50th percentiles and between the 50th and 75th percentiles. Regardless of the foregoing targets, vesting of the PSUs is capped at 100% of target if the Company’s TSR is negative for the three-year performance period. Additionally, the total value of the awards delivered at vesting is capped at three times the target shares multiplied by the grant date share price. Because the Company assumes reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if, and to the extent, the PSUs vest.

The option awards issued under the 2014 Omnibus Incentive Plan, which contain an exercise term of nine years from the grant date, vest in three equal annual installments beginning on the first anniversary the grant date, generally subject to the employee remaining continuously employed on the applicable vesting date. Upon a termination of employment due to the employee’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the employee’s disability prior to a vesting date, the options will vest in full or will continue to vest on the original vesting schedule, depending on the type of termination. In the event the employee voluntarily resigns or is terminated for cause, all vested and unvested options will be forfeited.

2019 Proxy Statement        47

EXECUTIVE COMPENSATION

RSUs granted under the 2014 Omnibus Incentive Plan vest in full on third anniversary of the grant date, generally subject to the employee remaining continuously employed by the Company on the vesting date. Upon a termination of employment due to the employee’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the employee’s disability prior to the vesting date, the RSUs will vest in full or in part, depending on the type of termination. In the event the employee voluntarily resigns or is terminated for cause, all unvested RSUs will be forfeited. Beginning in 2017, each award holder was entitled amount equal to any cash dividend or repayment of equity paid by the Company upon one ordinary share for each RSU held by the award holder (“dividend equivalents”). Award holders have no right to receive the dividend equivalents unless and until the associated RSUs vest. The dividend equivalents will be payable in cash and will not accrue interest.

PSUs granted under the 2014 Omnibus Incentive Plan will vest on the third anniversary of the grant date, subject to the Company’s relative TSR performance, assuming the reinvestment of dividends, against the performance of 49 other chemical companies with shares traded on a major U.S. stock exchange and that have a market capitalization exceeding $500 million dollars at the time the award is granted. The amount of PSUs that will vest are generally as follows:

Trinseo Percentile Ranking Relative to Peer Group	% of Target Shares Vested*
Under 25th percentile	0%
25th percentile	50%
50th percentile	100%
75th percentile	200%

*     Vesting is interpolated between the 25th and 50th and between the 50th and 75th percentiles

Regardless of the targets above, vesting is capped at 100% of target if the Company’s TSR is negative for the performance period. Additionally, the total value of the awards delivered at vesting is capped at three times the target shares multiplied by the grant date share price. Because we assume reinvestment of dividends, dividend equivalents accrue during the performance period. However, dividend equivalents will be paid only if and to the extent the PSUs vest, since we do not believe the executives should receive the benefit of such dividend earnings if the performance criteria associated with the PSU award is otherwise not met.

Upon a termination of employment due to the employee’s death or retirement or a termination of employment by the Company without cause in connection with a restructuring or redundancy or due to the employee’s disability prior to the vesting date, PSUs will vest in full or in part, depending on the type of termination. In the event the employee voluntarily resigns or is terminated for cause, all unvested PSUs will be forfeited.

48        2019 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The table below sets forth certain information regarding outstanding and unvested equity awards held by the NEOs as of December 31, 2018. The awards below represent RSUs, PSUs, and options issued under our 2014 Omnibus Incentive Plan.

		Option Awards				Stock Awards
			Equity				Equity Incentive
			Incentive Plan			Equity Incentive	Plan Awards:
			Awards:			Plan Awards:	Market or Payout
		Number of	Number of			Number of	Value of
		Securities	Securities			Unearned Shares,	Unearned Shares,
		Underlying	Underlying	Option		Units, or Other	Units or Other
		Unexercised	Unexercised	Exercise	Option	Rights that have	Rights that
	Grant	Options (#)	Options (#)(1)	Price	Expiration	Not	have Not Vested
Name	Date	Exercisable	Unexercisable	($)	Date	Vested (#)(4)	($)(3)
Christopher D. Pappas	2/22/2018	—	77,385	81.20	2/22/2027	49,655	$2,273,206
	2/16/2017	26,223	52,446	71.45	2/16/2026	52,954	$2,424,234
	2/22/2016	81,179	81,140	26.97	2/22/2025	91,769	$4,201,185
	2/27/2015	91,891		18.14	2/27/2024	—	$—
Barry J. Niziolek	2/22/2018	—	12,461	81.20	2/22/2027	7,996	$366,057
	2/16/2017	3,948	7,896	71.45	2/16/2026	7,973	$365,004
	6/22/2016	18,269	9,135	47.45	6/22/2025	8,167	$373,885
Timothy M. Stedman	9/14/2018	—				17,344	794,008
	2/22/2018		9,341	81.20	2/22/2027	5,994	$274,405
	2/16/2017	2,650	5,301	71.45	2/16/2026	5,353	$245,060
	2/22/2016	7,510	7,510	26.97	2/22/2025	8,494	$388,855
Hayati Yarkadas	9/14/2018	—				17,344	$794,008
	2/22/2018	—	9,341	81.20	2/22/2027	5,994	$274,405
	2/16/2017	2,650	5,301	71.45	2/16/2026	5,353	$245,060
	2/22/2016	15,020	7,510	26.97	2/22/2025	8,494	$388,855
Angelo N. Chaclas	2/22/2018	—	8,182	81.20	2/22/2027	5,250	$240,345
	2/16/2017	2,751	5,502	71.45	2/16/2026	5,556	$254,354
	2/22/2016	-	7,992	26.97	2/22/2025	9,038	$413,760
	2/27/2015	7,892	—	18.14	2/27/2024	—	$—

(1)	Option awards vest in three equal installments beginning on the first anniversary of the grant date.
(2)	This column represents unvested RSUs. All RSU awards vest in full on the third anniversary of the grant date.
(3)	The market value was calculated using the Company’s closing stock price on December 31, 2018 of $45.78.
(4)

These columns represent unvested and unearned RSUs and PSUs. All RSU and PSU awards vest in full on the third anniversary of the grant date, subject to achieving certain performance conditions. The number of the RSUs and PSUs that vest upon completion of the service period can range from 0 to 200% of the original grant. The number of unvested RSUs and PSUs was calculated using 100% assumed achievement.

Options Exercised and Shares Vested Table

The following table shows the number of options exercised and the number of shares acquired through the vesting of RSU awards by our NEOs during 2018.

	Option Awards		Share Awards

	Number of	Value Realized	Number of Shares	Value Realized
	Options Exercised	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)
Christopher D Pappas	—	$—	115,776	$9,453,110
Barry J. Niziolek	—	$—	—	$—
Timothy M. Stedman	—	$—	—	$—
Hayati Yarkadas	—	$—	—	$—
Angelo N. Chaclas	7,991	$440,531	10,061	$821,481
(1)	Represents the difference between the fair market value of the shares acquired and the option cost.

2019 Proxy Statement        49

EXECUTIVE COMPENSATION

U.S. Non-Qualified Deferred Compensation Table

The following table summarizes the activity during 2018, as well as the year-end account balances, in our non-qualified savings and deferred compensation plan for Messrs. Pappas, Niziolek, and Chaclas. Messrs. Stedman and Yarkadas are based in Switzerland and did not participate in this plan. The plan allows eligible employees, including the NEOs, to defer a portion of their compensation (up to 75% of base salary and up to 100% of annual cash incentive awards) on a pre-tax basis with a matching contribution from the Company, payable at a future date based on specific plan parameters. Additionally, the plan provides for discretionary company contributions in connection with earnings in excess of the limits under the Company’s 401(k) Plan. While the plan is unfunded, amounts deferred under the plan are credited with earnings based on the performance of selected investment vehicles that are available in the open market. The plan is available to all U.S. employees who satisfy certain eligibility requirements, including the NEOs. An eligible participant can elect to receive a distribution under the plan in the form of a lump sum payment upon separation from service with the Company. Additionally, a participant may elect to receive a distribution at a specified future date in either a single lump sum or a series of annual installments over a period of 5 to 10 years. However, this latter distribution option is only available for the elective deferral of a participant’s base salary and annual cash incentive award. Company matching and discretionary contributions must be paid as a lump sum at separation from employment.

				Aggregate
	Executive	Company	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings	Distributions	Balance as of
Name	in 2018 ($)(1)	in 2018 ($)(2)	in 2018 ($)(3)	in 2018 ($)	December 31, 2018($)(4)
Christopher D. Pappas	$248,350	$143,075	$620,846	$—	$2,970,618
Barry J. Niziolek	$—	$43,950	$505	$—	$44,455
Angelo N. Chaclas	$—	$32,948	$4,653	$—	$91,055

(1)	Represents the amount contributed by Mr. Pappas under the non-qualified savings and deferred compensation plan. This amount is included in the Summary Compensation Table as part of “Salary”.
(2)

Includes matching and discretionary amounts that were contributed by the Company under the non-qualified savings and deferred compensation plan. These amounts are also included in the Summary Compensation Table in the “All Other Compensation” column.

(3)	Represents earnings on account balances under the Company’s non-qualified savings and deferred compensation plan. Amounts are not reported as compensation in the Summary Compensation Table.
(4)

Includes amounts that were reported as compensation in the Summary Compensation Table in 2018 and prior years to the extent such amounts were contributed by the executive and the Company, but not to the extent that such amounts represent earnings.

Pension and Other Postretirement Benefits

Switzerland Retirement Plan

The Switzerland retirement plan is a fully insured defined contribution pension plan. Future retirement benefits are calculated based on accumulated savings at retirement, which consists of savings contributions made by the employee and the Company, and an annually credited interest rate that is contingent upon investment results. Actual retirement benefits will be dependent on investment results, actual rate of interest applied on the savings capital, potential future changes in plan regulation and/or legal changes and future salary changes. The amount of pensionable salary is calculated using base pay plus the annual target bonus amount minus a coordination amount that reflects the maximum social security pension in place at the time, and is subject to a statutory maximum. Employee and Company contributions are based on the employee’s age and determined in accordance with the percentage of pensionable salary as follows:

	Employee saving	Employer saving
	contributions	contributions
	in % of	in % of
Name	pensionable salary	pensionable salary
Timothy M. Stedman	8.00%	8.00%
Hayati Yarkadas	8.00%	8.00%

50        2019 Proxy Statement

EXECUTIVE COMPENSATION

In addition, the Company pays the total premiums for risk benefits and other costs. Benefits are paid as a monthly annuity, lump sum or a combination of these two payment forms.

Supplemental Employee Retirement Benefit

In 2010, we entered into an employment contract with Mr. Pappas which included a provision for non-qualified supplemental employee retirement benefits. Mr. Pappas is 100% vested in these benefits and the accrued benefits, if not subject to Section 409A, would otherwise be due to be paid to Mr. Pappas in a lump sum within 30 days after his termination of employment. The amount payable to Mr. Pappas with respect to his supplemental employee retirement benefits is determined based on his years of Service Credit and his average base salary and target bonus for the three full calendar years prior to his termination. The accrued benefits are equal to the Basic Percentage times the average of his base salary plus target bonus for the three full calendar years prior to his termination (the “Final Average Pay”) plus the Supplemental Percentage times the Final Average Pay reduced by the 36‑month rolling average Social Security Taxable Wage Base as of the date of termination. The Basic Percentage and Supplemental Percentage are determined based on Mr. Pappas’ years of Service Credit, which are 425% and 120%, respectively.  The employment agreement with our new Chief Executive Officer and President, Mr. Bozich does not provide for any non-qualified supplemental employee retirement plan benefits.

The following table shows the actuarial present value of accumulated pension and other post-retirement benefits as of December 31, 2018:

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During
Name	Plan Name	Service (#)(1)	Benefit ($)(2)	2018 ($)
Christopher D. Pappas	Supplemental Employee Retirement Plan	30.0	$15,039,355	$—
Barry J. Niziolek	N/A	—	$—	$—
Timothy M. Stedman	Switzerland Retirement Plan	3.5	$652,517	$—
Hayati Yarkadas	Switzerland Retirement Plan	3.5	$662,761	$—
Angelo N. Chaclas	N/A	—	$—	$—

(1)

The years of credited service for Mr. Pappas are determined pursuant to his employment agreement, under which he was granted 6 years of Service Credit at the start of his employment and on each anniversary date, until he reached a maximum of 30 years.

(2)

The inputs and assumptions used to determine the present value of accumulated benefits are provided in the table below. These assumptions are consistent with the assumptions set forth in Note 16 to the 2018 consolidated financial statements filed with our Annual Report on Form 10‑K.

	Discount rate	Salary increase*
Supplemental Employee Retirement Plan	3.19%	*
Switzerland Retirement Plan	0.89%	2.25%

*     The salary increase assumption for Mr. Pappas under the Supplemental Employee Retirement Plan were the actual salary increases set forth in his employment agreement.

Payments upon Termination or Change in Control

Messrs. Pappas, Niziolek, and Chaclas

In the event of an executive’s termination of employment for any reason, Messrs. Pappas, Niziolek, and Chaclas will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive without “good reason” (each, as defined in the executive’s employment agreement), (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination and (ii) a pro rata target bonus for the calendar year of termination.

In addition to the severance benefits described above, upon termination of an executive without “cause” or by the executive for “good reason,” the executive will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a general release of claims.

2019 Proxy Statement        51

EXECUTIVE COMPENSATION

In the case of Mr. Pappas, in the event of his termination by the Company prior to January 1, 2019 without "cause" and with at least four months' advance notice, Mr. Pappas would have been entitled to receive a severance amount equal to the remainder of his 2018 base salary and his target bonus. In the event of his termination by the Company prior to January 1, 2019 without at least four months' advance notice and without cause, Mr. Pappas would have received a severance amount equal to 1.0 times his annual base salary and target bonus. In the event Mr. Pappas terminated his employment for “good reason” prior to January 1, 2019, the Company would have had to pay a severance amount equal to 2.0 times his annual base salary and target bonus.

On or after January 1, 2019, in the event the Company terminated Mr. Pappas’ employment without notice other than for cause or Mr. Pappas terminates his employment for “good reason”, he would have been entitled to a severance amount equal to 1.0 times his annual base salary and target bonus. In the event the Company terminated  Mr. Pappas’ employment on or after January 1, 2019 with two months' advance notice and without cause, Mr. Pappas would not have been entitled to any additional severance.

Mr. Pappas would have been entitled to receive the severance amounts described above payable in equal monthly installments over the 12-month period following his termination. Additionally, if Mr. Pappas would be participating in the Company’s health plans at the time of his termination, he is eligible to receive continued health benefits for a period of 12 months following such termination, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate.

In the case of Messrs. Niziolek and Chaclas, each will be entitled to receive (i) an amount equal to 1.5 times the sum of his respective base salary and target bonus, payable in equal monthly installments over the 18 month period following such termination, and (ii) 18 months of health benefits continuation, provided, however, that if he obtains other employment that offers group health benefits, such continued insurance coverage will terminate.

To the extent that any executive experiences a termination of employment by us without “cause” or by the executive for “good reason” within two years following a “change in control” (as defined in the agreements), the cash severance benefits described above will be (or would have been) paid to such executive in a cash lump sum as opposed to in installments.

For Messrs. Niziolek and Chaclas, to the extent that any payments that are considered to be contingent on a change in control would be subject to Sections 280G and 4999 of the Code, such payments will be limited if the net benefit to him on an after-tax basis would be greater than receiving the full value of all payments and paying the excise tax. The amounts in the table assume that the full amounts were paid to the executives, without any limitation.

To the extent that any portion of either Messrs. Pappas’, Niziolek’s, or Chaclas' severance amount due to a termination of employment by us without “cause” or by the executive for “good reason” constitutes nonqualified deferred compensation for purposes of Section 409A of the Internal Revenue Code, any payment scheduled to occur during the first 60 days following his termination of employment shall not be paid until the 60th day following his termination.

The agreements with Messrs. Pappas and Niziolek contain a non-competition covenant that prohibits the executive from competing against us for a period of two years, in the case of Mr. Pappas, and a period of one year, in the case of Messrs. Niziolek and Chaclas, following termination of employment. These agreements also contain non-solicitation provisions that prohibit the executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of two years, in the case of Mr. Pappas, and a period of one year, in the case of Messrs. Niziolek and Chaclas, following termination of employment. The executives are also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

52        2019 Proxy Statement

EXECUTIVE COMPENSATION

Messrs. Stedman and Yarkadas

In the event of termination of his employment for any reason, Messrs. Stedman and Yarkadas will each be entitled to receive any unpaid base salary through the date of termination and all accrued and vested benefits under our vacation and other benefit plans and, except in the case of a termination by us for “cause” or by the executive (i) any annual bonus earned but unpaid with respect to the calendar year ending on or preceding the date of termination; and (ii) an amount equal to the pro-rata portion of his target bonus for the calendar year of termination. Messrs. Stedman and Yarkadas will also each receive payments required by applicable law upon a termination by reason of disability, as described in the table below.

In addition to the severance benefits described above, upon either Messrs. Stedman’s or Yarkadas’ termination by us without “cause”, Messrs. Stedman and Yarkadas will each be entitled to receive the following severance benefits, subject to his timely execution of a general release of claims in an amount equal to 1.5 times the sum of his annual base salary and target bonus. To the extent that either executive experiences a termination of employment by us without “cause” or by him for “good reason” within two years following a “change in control” (as defined in his agreement), the cash severance benefits described above will be paid to him in a cash lump sum as opposed to in installments.

The agreements for Messrs. Stedman, and Yarkadas each contain a non-competition covenant that prohibits each executive from competing against us for a period of 18 months following his termination of employment. The agreement also contains non-solicitation provisions that prohibit each executive from actively soliciting our employees, customers or suppliers during the period of employment and for a period of 6 months following his termination. Each executive is also subject to perpetual confidentiality restrictions that protect our proprietary information, developments and other intellectual property.

Potential Payments

The following table provides examples of the potential payments upon termination or upon a termination following a change in control to our NEOs, as if such event(s) took place on December 31, 2018 (the last business day of our most recent fiscal year). The amounts reflected in this table were determined in accordance with each NEO’s then existing employment agreement.

Amounts shown do not include (i) accrued but unpaid salary and vested benefits, including pension (as described above) and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers. With respect to any termination of employment, each NEO is entitled to receive accrued but unpaid base salary through the date of termination of employment, accrued but unpaid vacation and pension benefits (as described above) through such date, and, in the case of a termination due

2019 Proxy Statement        53

EXECUTIVE COMPENSATION

to death, earned but unpaid bonus, if any, for the immediately preceding calendar year and a pro-rata bonus for the year of termination.

				Value of
		Cash	Health and	Previously	Value of		Cash
		Separation	Welfare	Unvested	Insurance	2018	Separation
	Termination	Payment	Benefits	Equity	Benefit	Target	Payment
Name	Trigger	($)(1)	($)(2)	Awards (3)	($)(4)	Cash Comp	Multiple
Christopher D. Pappas	Termination for Cause	$—	$—	$—	$—	$—	—
	Termination Without Cause (>= 4 months notice)	$1,800,000	$21,306	$6,687,813	$—	$—	—
	Termination Without Cause (< 4 months notice)	3,000,000	21,306	6,687,813	—	3,000,000	1
	Good Reason	6,000,000	21,306	6,687,813	—	3,000,000	2
	Death	$—	$—	$9,365,873	$500,000	$—	—
	Disability	$—	$21,306	$9,365,873	$250,000	$—	—
	Change in Control(5)	$6,000,000	$21,306	$10,877,595	$—	$3,000,000	2
Barry J. Niziolek	Termination for Cause	$—	$—	$—	$—	$
	Termination Without Cause	$1,351,500	$16,614	$476,484	$—	$901,000	1.5
	Death	$—	$0	$920,128	$500,000	$—	—
	Disability	$—	$16,614	$920,128	$250,000	$—	—
	Change in Control	$1,351,500	$16,614	$1,157,667	$—	$901,000	1.5
Timothy M. Stedman	Termination for Cause	$—	$—	$—	$—	$—	—
	Termination Without Cause	$1,216,940	$—	$677,031	$—	$811,293	1.5
	Death	$—	$—	$1,369,855	$—	$—	—
	Disability	$—	$—	$1,369,855	$—	$—	—
	Change in Control	$1,216,940	$—	$1,895,203	$—	$811,293	1.5
Hayati Yarkadas	Termination for Cause	$—	$—	$0	$—	$—	—
	Termination Without Cause	$1,216,940	$—	$677,031	$—	$811,293	1.5
	Death	$—	$—	$1,369,855	$—	$—	—
	Disability	$—	$—	$1,369,855	$—	$—	—
	Change in Control	$1,216,940	$—	$1,895,203	$—	$811,293	1.5
Angelo N. Chaclas	Termination for Cause	$—	$—	$—	$—	$—	—
	Termination Without Cause	$1,076,625	$13,398	$664,990	$—	$717,750	1.5
	Death	$—	$—	$945,275	$500,000	$—	—
	Disability	$—	$13,398	$945,275	$250,000	$—	—
	Change in Control	$1,076,625	$13,398	$1,104,658	$—	$717,750	1.5

(1)	Cash separation payments are generally payable in installments except for payments upon a change in control, which are generally payable in a lump sum.
(2)	Messrs. Stedman and Yarkadas receive government sponsored health and welfare benefits, and therefore, do not participate in the Company’s health and welfare benefit plans.
(3)

Represents the value associated with equity awards issued under our 2014 Omnibus Incentive Plan, described in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” above and dividend equivalents paid, as applicable on these awards. Under our 2014 Omnibus Incentive Plan, RSUs and options vest in full upon death, disability, or a change in control, and vest in part in certain circumstances when termination is without cause. PSUs vest in full upon a change in control, and vest in part upon death or disability.  The value of the equity awards granted under our 2014 Omnibus Incentive Plan was calculated using the Company’s closing stock price on December 31, 2018 of $45.78.  While the number of PSUs that vest can range from 0 to 200% of the original grant, the information in the table above was calculated presuming performance was at target, and therefore 100% of the original grant.

(4)

Represents the maximum value of insurance payable on death due to accident or dismemberment or in the event of permanent disability. The insurance death benefit would only be $250,000, where the executive’s death was due to a cause other than accident or dismemberment. Employees in Switzerland are not covered under the employee life insurance policy and only receive applicable social system death benefits.

(5)	This termination scenario also includes termination by Mr. Pappas for “good reason”.

54        2019 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

For each of our non-employee directors, our director compensation program consists of an annual cash retainer payment of $90,000, and an annual equity retainer of restricted stock units with a grant date fair value of $120,000, which vest on the one-year anniversary of their grant date. Additionally, the Board’s non-employee chairperson receives an additional annual cash retainer of $100,000. The non-employee chairpersons of the audit committee, compensation committee, and nominating and corporate governance committee receive additional annual cash retainers of $25,000, $15,000, and 10,000, respectively.

Our directors are subject to the Company's share ownership guidelines, which stipulate that each director must hold five (5) times their annual cash retainer in Trinseo shares within five (5) years from January 1, 2016 or the date of becoming a Board member, whichever is earlier.

The following table sets forth information concerning the compensation earned by our directors during fiscal 2018. Compensation for Mr. Pappas is included with that of our other named executive officers. Mr. Pappas did not receive any additional compensation for his service on our Board.

	Fees Earned		All Other
	or Paid in	Stock Awards	Compensation
	Cash ($)(1)	($)(2)(3)	($)(4)	Total ($)
Joseph Alvarado	$90,000	$120,000	$—	$210,000
Jeffrey J. Cote	$115,000	$120,000	$—	$235,000
Pierre-Marie De Leener	$90,000	$120,000	$—	$210,000
K’Lynne Johnson	$90,000	$120,000	$—	$210,000
Philip R. Martens	$90,000	$120,000	$—	$210,000
Donald T. Misheff	$100,000	$120,000	$—	$220,000
Henri Steinmetz	$90,000	$120,000	$15,300	$225,300
Stephen M. Zide	$205,000	$120,000	$—	$325,000

(1)	Consists of annual retainer amounts, which are paid quarterly and prorated based on the director’s service dates.
(2)

The amounts reported represent the grant date fair value of restricted stock units granted in 2018 calculated in accordance with ASC 718. The assumptions used for determining fair value are described in Note 17 to our consolidated financial statements filed with our Annual Report on Form 10‑K.

(3)	As of December 31, 2018, each of our non-employee directors held 1,694 shares of the Company pursuant to their unvested restricted stock unit awards.
(4)	The amounts for Mr. Steinmetz reflect the reimbursement of Value Added Tax they incurred for the provision of director services.

2019 Proxy Statement        55

CEO PAY RATIO

CEO Pay  Ratio

As there were no significant changes to the global employee population nor significant changes to employee compensation arrangements, the Company used the same median employee for the 2018 CEO pay ratio calculation as used in 2017. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with SEC rules.

CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with SEC rules. The Company determined that as of October 2, 2017, the total number of employees was 2,203. To identify the median employee, the Company chose target total cash compensation as the consistently applied compensation measure. To make this calculation, the Company annualized pay for those employees who commenced work during 2018 and any employee who was on unpaid leave for a portion of 2018.  The Company used a valid statistical sampling methodology to identify a population of employees whose target total cash compensation was within a 2% range of the median. From this sample, the Company identified the median employee and determined that person’s total compensation (determined in accordance with SEC rules) was $82,601. Therefore, as further described in the table below, the Company’s ratio of CEO pay to median worker pay is 105:1.

Compensation Element	CEO	Median Employee
Annual Salary	$1,200,000	$64,773
Overtime (OT), Double Time (DT), and Shift Differential (SD)	$—	$10,796
Salary (including OT, DT and SD)	$1,200,000	$75,569
Fair Value of Stock Awards	$4,239,343	$—
Fair Value of Option Awards	$1,725,105	$—
Non-equity Incentive Plan Compensation	$843,750	$1,431
Change in Pension Value	$492,829	$—
All Other Compensation	$168,206	$5,359
Summary Compensation Table Totals	$8,669,233	$82,601
2018 CEO Pay Ratio	105:1

SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, and to use reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the Company's pay ratio reported above.

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PROPOSAL 3

Proposal 3–Approval of the Company’s Luxembourg Statutory Accounts

Pursuant to Luxembourg law, the Luxembourg Statutory Accounts must be submitted each year to shareholders for approval at the annual general meeting of shareholders.

The Luxembourg Annual Accounts are prepared in accordance with Luxembourg GAAP and consist of a balance sheet, a profit and loss account and the notes for Trinseo. There is no statement of movements in equity or statement of cash flows included in the Luxembourg Annual Accounts under Luxembourg GAAP. Profits earned by the subsidiaries of Trinseo are not included in the Luxembourg Annual Accounts unless such amounts are distributed to Trinseo. The Luxembourg Annual Accounts as of and for the year ended December 31, 2018, show total assets of $747.5 million and losses for the year then ended of $47.7 million.

The Consolidated Accounts are prepared in accordance with U.S. GAAP, including a footnote reconciliation of equity and net income (loss) to International Financial Reporting Standards as adopted by the European Union (“IFRS”), and consist of a balance sheet, statement of operations, statement of changes in shareholders’ equity, statement of cash flows and the accompanying notes.

The Consolidated Accounts present the financial position and results of operations for Trinseo and all of its subsidiaries as if the individual entities were a single company. As of December 31, 2018, the Consolidated Accounts show IFRS total equity of $778.1 million and IFRS net income of $282.2 million for the year then ended.

Pursuant to Luxembourg law, following shareholder approval of the Luxembourg Statutory Accounts, such accounts must be filed with the Luxembourg trade registry as public documents. If Trinseo does not receive approval of the Luxembourg Statutory Accounts by a majority of the votes cast at the meeting, we cannot make this filing with the Luxembourg trade registry.

Trinseo’s Luxembourg Statutory Accounts will be made available to shareholders no later than 30 days prior to the General Meeting and will remain posted until the conclusion of the General Meeting. Shareholders may view Trinseo’s Luxembourg Statutory Accounts at Trinseo’s registered office, or online at our investor relations website, www.investor.trinseo.com.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS.

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PROPOSALS 4 AND 5

Proposal 4–Resolution on the Allocation of the Results of the Financial Year Ended December 31, 2018

Pursuant to Luxembourg law, the shareholders must decide how to allocate the results of the previous financial year based on the Luxembourg Annual Accounts. In the event the Company has profits, the Company’s Board of Directors may propose to shareholders to either distribute those profits or retain such earnings. In the event of losses, the Board must generally propose that such losses be carried forward to the following year.

The Luxembourg Annual Accounts show losses for the year ended December 31, 2018 of $47,720,119.75. The Board unanimously recommends to carryforward the forgoing losses to the following fiscal year.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FORGOING ALLOCATION OF THE RESULTS OF THE FINANCIAL YEAR ENDED DECEMBER 31, 2018.

Proposal 5– Approval of the Granting of Discharge to the Directors and Auditor for the Performance of Their Respective Duties During the Financial Year Ended December 31, 2018

osses

Pursuant to Luxembourg law, the shareholders must decide whether to give discharge to the directors and auditor for the performance of their duties during the previous financial year at the time the annual accounts of such year are presented to the shareholders for approval.

The granting of discharge to the directors and auditor bars the shareholders from holding the directors and auditor liable in relation to factual matters revealed by and contained in the Luxembourg Annual Accounts.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

APPROVAL OF THE GRANTING OF DISCHARGE TO THE DIRECTORS AND AUDITOR

FOR THE PERFORMANCE OF THEIR RESPECTIVE DUTIES DURING THE

FINANCIAL YEAR ENDED DECEMBER 31, 2018.

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AUDIT COMMITTEE MATTERS

Audit Committee Matters

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the audit committee, a copy of which is available on our website, www.investor.trinseo.com, under the “Corporate Governance—Committee Composition” section. We are responsible for overseeing the quality and integrity of Trinseo’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the NYSE, the audit committee is composed entirely of members who are independent, as defined by the listing standards of the NYSE. Further, the Board has determined that two of its members, Messrs. Cote and Misheff, are each audit committee financial experts as defined by the rules of the SEC.

The audit committee met eight times during fiscal 2018 with Trinseo’s management and PwC, Trinseo’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our audit charter, including with respect to the audit process. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between PwC and Trinseo and the potential effects of any disclosed relationships on PwC’s independence and discussed with PwC its independence. We discussed with management, the internal auditors and PwC, Trinseo’s matters including internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. We reviewed with both PwC and our internal auditors their audit plans, audit scope, identification of audit risks and the results of their audit efforts.

We discussed and reviewed with PwC their communications required by the Standards of the PCAOB (United States), as described in PCAOB AU Section 380, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of PwC’s examination of Trinseo’s financial statements. We also discussed the results of the internal audit examinations with and without management present.

Audit and Other Fees

The following table shows the fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the year ended December 31, 2018 (fiscal 2018) and the year ended December 31, 2017 (fiscal 2017):

	2018	2017
Audit fees(1)	$6,444,000	$6,350,000
Audit-related fees(2)	656,000	1,117,000
Tax fees(3)	2,578,000	3,096,000
All other fees(4)	129,000	2,753,000
Total fees	$9,807,000	$13,316,000

(1)

Consists of the audit of the Company’s financial statements and evaluation and reporting on the effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements, as well as services performed in conjunction with other SEC, regulatory, and statutory filings. These fees include $239,247 and $134,742 paid by Trinseo to PricewaterhouseCoopers Société cooperative (“PwC Luxembourg”) for services rendered for the audit of all statutory accounts required by Luxembourg law during fiscal 2018 and 2017, respectively. PwC Luxembourg did not provide any non-audit services during those fiscal years.

(2)

Consists of services related to the audit of our Company savings plan, due diligence services related to supporting the Company's targeted growth strategies, and pre-implementation reviews of processes and systems.

(3)	Consists of $763,000 of tax compliance and preparation fees with the balance consisting of worldwide tax advisory services.

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AUDIT COMMITTEE MATTERS

(4)

For fiscal 2017,  this amount primarily consists of services related to strategic initiatives aimed toward achieving the Company's growth targets. For fiscal 2018,  this amount consist of subscriptions to knowledge tools and other advisory services.

We pre-approve all audit services and all permitted non-audit services by PwC, including engagement fees and terms. Our policies prohibit the Company from engaging PwC to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser, or investment banking services or human resource consulting. In addition, we evaluate whether the Company’s use of PwC for permitted non-audit services is compatible with maintaining PwC’s independence. We concluded that PwC’s provision of non-audit services, all of which we approved in advance, was compatible with its independence.

We reviewed the audited consolidated financial statements of Trinseo as of December 31, 2018 with management and PwC. Management has the responsibility for the preparation of Trinseo’s financial statements, and PwC has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and PwC, we recommended to the Board that Trinseo’s audited financial statements be included in its Annual Report on Form 10‑K for fiscal 2018 for filing with the SEC. We have reviewed and evaluated the performance of PwC, and as a result have selected PwC as the independent registered public accounting firm for fiscal 2019, subject to ratification by Trinseo’s shareholders. We have also reviewed and evaluated the performance of PwC Luxembourg, and as a result have selected PwC Luxembourg as the independent auditor for all of Trinseo’s statutory accounts required under Luxembourg law for fiscal 2019, subject to ratification by Trinseo’s shareholders.

Audit Committee

Jeffrey J. Cote, Chair

Joseph Alvarado

Pierre-Marie De Leener

Donald T. Misheff

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PROPOSALS 6 AND 7

Proposal 6–Ratification of Appointment of the Independent Auditor

The audit committee of our Board has proposed to appoint PwC Luxembourg to be our independent auditor for the year ending December 31, 2019 for all statutory accounts as required by Luxembourg law for the same period. The audit committee has further recommended that such appointment be submitted for approval by our shareholders at the General Meeting.

Representatives of PwC Luxembourg will be present at the General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PWC LUXEMBOURG AS INDEPENDENT AUDITOR FOR ITS LUXEMBOURG ACCOUNTS.

Proposal 7–Ratification of Appointment of the Independent Registered Accounting Firm

The audit committee of our Board has proposed to appoint PwC to be our independent registered accounting firm the year ending December 31, 2019 for Trinseo’s consolidated financial statements. The audit committee has further recommended that such appointment be submitted for approval by our shareholders at the General Meeting.

Representatives of PwC will be present at the General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PWC AS ITS APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 9

Proposal 8–Authorization of Repurchase Program

At our 2017 annual general meeting of shareholders, a share repurchase program was approved authorizing the Company to repurchase up to 4 million of its ordinary shares, or 9.1% of the Company’s then outstanding ordinary shares. This authorization was valid for a period of two years. Under that program, the Company has repurchased 3,460,667 ordinary shares as of April 1, 2019, with 539,333 shares remaining to be repurchased through June 2019 under this authorization.

Our Board is proposing a new share repurchase program (the “Share Repurchase Program”) to our shareholders for approval, whereby the Board is empowered to repurchase up to 8 million of the Company’s outstanding ordinary shares, or approximately 19.5% of our outstanding share capital as of April 12, 2019. The authorization of the Share Repurchase Program would be for three (3) years. If approved by shareholders, the new Share Repurchase Program would replace the previous share repurchase program adopted in 2017, subject to the completion of any outstanding offers to repurchase through the date of the Annual Meeting, and no new repurchases would be made under the 2017 share repurchase authorization.

The Share Repurchase Program will continue to be subject to Luxembourg law. Ordinary shares will be eligible for purchase at a minimum price of one dollar ($1.00) per share and a maximum price of one thousand dollars ($1,000.00) per share. Ordinary shares repurchased from the open market will be subject to daily volume restrictions under applicable SEC regulations. The Board shall be empowered to determine within the limits of the authorization set out above and by applicable law, the timing and conditions of repurchases made under the Share Repurchase Program. Approval of the Share Repurchase Program does not obligate the Company to repurchase all the shares under the Share Repurchase Program.

The Board believes the Share Repurchase Program is an effective use of its cash earnings and valuable tool to return value to shareholders. The Share Repurchase Program terms also allow the Company to be opportunistic in repurchasing shares. Additionally, the Board believes the Share Repurchase Program will assist in offsetting shareholder dilution resulting from periodic grants of equity incentive awards.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE APPROVAL OF THE SHARE REPURCHASE PROGRAM AS SET FORTH ABOVE.

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PROPOSAL 9

Proposal 9–Adoption of Amendment to Omnibus Incentive Plan

Background

Our Board is recommending approval of certain amendments to the Company’s 2014 Omnibus Incentive Plan (the “OIP”), including increasing the OIP’s reserve by 820,000 shares to 5,320,000 shares.  Our compensation committee believes it is important for employees to have an equity interest in the Company, and is recommending the OIP as amended by shareholders for approval so the Company can continue to operate its equity incentive programs, which align the interests of the Company’s directors, executive officers, and senior employees with those of our shareholders. Increasing the number of ordinary shares available for issuance under the OIP is necessary to ensure that we have a sufficient number of shares available for issuance in future years.

This amendment also provides certain updates to our OIP that align the Company’s current practices with the terms of the OIP, including:

•	Imposing a minimum 12 month vesting requirement for all awards with limited exceptions;
•	Eliminating the ability for the OIP to liberally recycle shares to the OIP’s share reserve; and
•	Requiring dividends and dividend equivalents to be subject to the same time-based vesting and performance conditions as the underlying award

The following summary of the OIP, as amended, is qualified in its entirety by the complete text of the amended OIP contained in Appendix A to this proxy statement.  In 2014, the Board adopted and implemented the OIP in connection with our initial public offering the OIP.

Purpose

The purpose of the OIP is to advance the interests of the Company by motivating performance through   incentive compensation that ties the interests of our directors, executive officers, and senior employees with those of our shareholders. The OIP also is intended to encourage participant ownership in the company, attract and retain talent, and enable participants to participate in the long-term growth and financial success of the Company.

Eligibility and Participation

Our key employees, directors, consultants and advisors are eligible to participate in the OIP.  The Company’s most recent Awards were granted to 115 employees and 11 executive officers in February 2019. Our Company has historically granted each of our non-executive directors annual equity retainer grants under the OIP.

Shares Subject to the Plan

The total number of ordinary shares available for Awards under the OIP is currently 4,500,000, which may consist of authorized and unissued shares or treasury shares. Approval of this proposal would add 820,000 ordinary shares to the OIP share reserve.

The maximum number of our ordinary shares subject to stock options and the maximum number of shares of our ordinary shares subject to stock appreciation rights, or SARs, that may be granted to any participant in the OIP in any calendar year is each 900,000 shares. The maximum number of our ordinary shares subject to other awards that may be granted to any participant in the OIP in any calendar year is 450,000 shares and the maximum amount payable to any participant in the OIP in any calendar year is $5,000,000 under a cash award.

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PROPOSAL 9

By this proposed amendment, shares withheld in the satisfaction of tax withholding requirements or as payment of the exercise or purchase price, or purchased by the Company using proceeds from the Awards would be prohibited from being returned to the OIP’s share reserve for future issuance.  Also by this proposed amendment to the OIP, the gross number of SAR Awards granted under the OIP, versus the net number of shares delivered under the SAR Award, would be deducted from the number of shares remaining available for issuance under the OIP.  These amendments align the OIP with the Company’s current practices with respect to the OIP share reserve.

Any shares underlying Awards settled in cash, or that otherwise expire or become unexercisable without having been exercised, or that are otherwise forfeited or repurchased by the Company due to the failure to vest, may be returned to the share reserve for the OIP for future issuance.

The following table includes information regarding the outstanding equity Awards and shares available for future awards under OIP as of April 12, 2019.

Options Outstanding	1,165,233
Full-Value Awards[1] Outstanding/Unvested	654,728
Shares Available for Future Issuance	1,204,550
Weighted Average Exercise Price of Outstanding Options	$47.60
Weighted Average Remaining Term of Options Outstanding (years)	6.94

[1]

Full-Value Awards are a grant of one or more ordinary shares or a right to receive one or more ordinary shares in the future (including restricted stock, restricted stock units, performance stock and performance stock units).  The Company’s Full-Value Awards have consisted of RSUs and PSUs.

See the Company’s “Equity Compensation Plan Information” in this proxy statement for more information on the Company’s equity usage during 2018.

Awards

The OIP authorizes grants of a variety of types of Awards to maintain flexibility. The OIP permits the granting of:

•	Stock options, which may be incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code or non-qualified stock options (“NQOs”)
•	stock appreciation rights (“SAR”)
•	restricted stock
•	restricted stock units (“RSU”)
•	performance awards
•	other stock-based awards (collectively referred to as “Awards”)

Administration

The OIP is administered by our compensation committee. Our compensation committee has the authority to, among other things, interpret the OIP, determine eligibility for, grant and determine the terms of awards under the OIP, determine the form of settlement of awards (whether in cash, shares of our ordinary shares or other property), and do all things necessary or appropriate to carry out the purposes of the OIP. Our compensation committee’s determinations under the OIP are conclusive and binding.

Adjustments

In the event of a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of shares of our ordinary shares, in which our Company is not the surviving corporation or that results in the acquisition of all or substantially all of our then outstanding ordinary shares by a single person

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PROPOSAL 9

or entity or by a group of persons and/or entities acting in concert, a sale of all or substantially all of our assets or our dissolution or liquidation, our compensation committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our compensation committee may otherwise determine, awards not assumed in connection with such a transaction will terminate automatically and, in the case of outstanding restricted stock, will be forfeited automatically upon the consummation of such covered transaction.

In the event of a stock dividend, stock split or combination of shares, including a reverse stock split, recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, our compensation committee will make appropriate adjustments to the maximum number of shares of our ordinary shares that may be delivered under, and the ISO and individual share limits included in, the OIP, and will also make appropriate adjustments to the number and kind of shares or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our compensation committee will also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the OIP.

Types of Awards

Stock Options.  Stock options granted under the OIP may be either NQOs or ISOs. The price of any stock option granted may not be less than the fair market value (or in the case of certain ISOs, 110% of the fair market value) of the Company’s ordinary shares on the date the stock option is granted. The stock option price is payable in cash or certified check, ordinary shares of the Company, through a broker-assisted cashless exercise, by any other method approved by the compensation committee, or any combination of the foregoing. The standard form of payment of the exercise price is by delivery of cash by a broker-dealer as a cashless exercise. The participant will have the rights of a shareholder after giving written notice of exercise and paying the option price, once the shares are recorded as having been issued and transferred.

The compensation committee determines the terms of each stock option grant (including the vesting schedule) at the time of the grant. All stock options will terminate no later than 10 years (or, in the case of certain ISOs, five years) from the date of the grant. To the extent necessary to comply with Section 409A of the Internal Revenue Code, stock options will not include any feature allowing deferral of income beyond the date of exercise (other than through the receipt of restricted stock at exercise).

Stock Appreciation Rights.  A SAR entitles the participant, upon settlement, to receive a payment based on the excess of the value of an ordinary share of the Company on the date of settlement over the base price of the SAR, multiplied by the number of SARs being settled. SARs may be granted alone or in addition to other Awards. The base price of a SAR may not be less than the fair market value (as defined in the OIP) of an ordinary share of the Company on the date of grant. The compensation committee will determine the vesting requirements and the payment and other terms of a SAR. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the compensation committee or both.  SARs may be payable in cash or in ordinary shares of the Company. A SAR will terminate no later than 10 years from the date of the grant. A SAR will be forfeited or terminated under the same circumstances as stock options under the OIP, unless otherwise provided in an Award agreement or determined by the compensation committee. To the extent necessary to comply with Section 409A of the Internal Revenue Code, SARs will not include any feature allowing deferral of income beyond the date of exercise.

Restricted Stock.  A restricted stock Award represents ordinary shares of the Company that are issued subject to restrictions on transfer and vesting requirements as determined by the compensation committee. Vesting requirements may be based on, among other things, the continued service of the participant for specified time

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PROPOSAL 9

periods or on the attainment of specified business performance goals established by the compensation committee. Restricted stock will be subject to restrictions for a period set forth in the Award agreement. The compensation committee may provide for an accelerated lapse of the restriction period in an Award agreement upon specified events or standards. Subject to the transfer restrictions and vesting requirements of the Award, the participant will have the same rights as one of the company’s shareholders, including all voting and dividend rights, during the restriction period, although the compensation committee may provide that restricted stock certificates will be held in escrow during the restriction period (and forfeited or distributed depending on whether applicable performance goals or service restrictions have been met).

Restricted Stock Units.  An Award of restricted stock units, or RSUs, provides the participant the right to receive a payment based on the value of an ordinary share of the Company. RSUs may be subject to such vesting requirements, restrictions and conditions to payment as the compensation committee determines are appropriate. Vesting requirements may be based on, among other things, the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the compensation committee. RSUs will be subject to restrictions for a period set forth in the Award agreement, which period generally will be a minimum of three years from the date of grant.  RSU Awards are payable in cash or in ordinary shares of the Company. Participants receiving RSUs will not have, with respect to such RSUs, any of the rights of a shareholder of  the Company, although participants may receive dividend equivalents.

Performance Awards.  An Award of performance units provides the participant the right to receive cash or ordinary shares of the Company if specified terms and conditions are met. Participants receiving performance awards will not have, with respect to such performance units, any of the rights of a shareholder of the company. Performance Awards will be subject to restrictions for a period set forth in the Award agreement, which period generally will be a minimum of three years from the date of grant.

Other Stock-Based Awards. Our compensation committee is authorized to make other stock Awards or Awards based on or settled in ordinary shares, which may be subject to other terms and conditions, which may vary from time to time and among participants, as the compensation committee in its discretion may determine.

Other Award Terms and Considerations

No Repricing or Reloads.  The OIP specifically prohibits repricing of outstanding stock options or SARs without prior shareholder approval.  The Company’s proposed amendment to the OIP also prohibits the substitution, or “reload” of outstanding stock options and SARS and reloads of outstanding stock options without prior shareholder approval. Under the proposed amendment, the OIP would also prohibit without prior shareholder approval the substitution or buyout of the stock options or SARS for cash, when the exercise price for such a stock option is below the current fair market value or the base value from which appreciation under such SARs are to be measured is below the current fair market value.

Vesting; Termination of Employment or Service. Our compensation committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award. However, if this amendment to the OIP is approved the compensation committee would only be able to issue Awards that vest or become exercisable within twelve (12) months or longer from the grant date, except in the event of Participants’ death or disability or a five percent (5%) or more carve-out of the Company.

Our compensation committee will determine the effect of termination of employment or service on an award. Unless otherwise provided by our compensation committee, upon a termination of a participant’s employment or service, all unvested stock options and SARs then held by the participant will terminate and all other unvested awards will be forfeited and all vested stock options and SARs then held by the participant will remain outstanding for three months following such termination, or twelve (12) months in the case of death or permanent disability, or, in each case, until the applicable expiration date, if earlier. All stock options and SARs held by a participant immediately prior to the participant’s termination of employment or service will immediately

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PROPOSAL 9

terminate if such termination is for cause, as defined in the OIP, or occurs in circumstances that would have constituted grounds for the participant’s employment or service to be terminated for cause, in the determination of the compensation committee.

Dividend Equivalents.  The compensation committee may provide, for the payment of amounts (on terms and subject to conditions established by it) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.  If this amendment to the OIP is approved, dividends or dividend equivalent amounts payable in respect to Awards shall be subject to the identical time-based vesting and performance conditions as the underlying Award and cannot be paid out unless and until all vesting and performance conditions of the underlying Award are met.  Additionally, if this amendment to the OIP is approved, the compensation committee will be prohibited from accruing and paying dividends and dividend equivalents on Awards of stock options or SARs.

Non-Transferability of Awards. Awards under the OIP may not be transferred other than by the laws of descent and distribution, unless, for awards other than ISOs, otherwise provided by our compensation committee

Recovery of Compensation. Our compensation committee may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the OIP if the participant is not in compliance with the provisions of the OIP or any award thereunder or if the participant breaches any agreement with our Company with respect to non-competition, non-solicitation or confidentiality. Our compensation committee also may recover any award or payments or gain in respect of any award under the OIP in accordance with its applicable Company’s clawback or recoupment policy, or as otherwise required by applicable law or applicable stock exchange listing standards. See “Compensation Discussion and Analysis-Compensation Philosophy and Design-Compensation Committee Practices” for more information on the Company’s clawback and recoupment policies.

Certain Transactions; Certain Adjustments. In the event of a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of shares of our ordinary shares, in which our company is not the surviving corporation or that results in the acquisition of all or substantially all of our then outstanding shares of ordinary shares by a single person or entity or by a group of persons and/or entities acting in concert, a sale of all or substantially all of our assets or our dissolution or liquidation, our compensation committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as our compensation committee may otherwise determine, awards not assumed in connection with such a transaction will terminate automatically and, in the case of outstanding restricted stock, will be forfeited automatically upon the consummation of such covered transaction.

In the event of a stock dividend, stock split or combination of shares, including a reverse stock split, recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, our compensation committee will make appropriate adjustments to the maximum number of shares of our ordinary shares that may be delivered under, and the ISO and individual share limits included in, the OIP, and will also make appropriate adjustments to the number and kind of shares or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. Our compensation committee will also make the types of adjustments described above to take into account distributions and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the OIP.

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PROPOSAL 9

Amendment; Termination.  Our compensation committee will be able to amend the OIP or outstanding awards, or terminate the OIP as to future grants of awards, except that our compensation committee will not be able to alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the OIP or the right to alter the terms of an award was expressly reserved by our compensation committee at the time the award was granted). Shareholder approval will be required for any amendment to the OIP to the extent such approval is required by law, including applicable stock exchange requirements.

Benefits under the OIP

New OIP Benefits.  The compensation committee has discretionary authority to grant Awards pursuant to the OIP, and there is no provision for automatic grants.  Therefore, future benefits that would be received by directors, executive officers and other employees under the OIP, as amended, are currently not determinable.

Certain Historical Grants under the OIP. As of April 12, 2019, the following table sets forth the number of shares subject to stock options,  RSU and PSU Awards that have been granted to the below individuals or groups under the OIP (since its inception in  June 2014).

Name and Position	Number of Shares[1]
Frank Bozich, President and Chief Executive Officer	130,476
Christopher D. Pappas, Special Advisor to the CEO	1,070,454
Barry J. Niziolek, Executive Vice President and Chief Financial Officer	106,640
Timothy Stedman, Senior Vice President and Business President	98,667
Hayati Yarkadas, Senior Vice President and Business President	98,667
Angelo N. Chaclas, Senior Vice President, CLO, CCO and Corporate Secretary	116,147
All current executive officers (as a group)	1,858,853
All current non-executive directors (as a group)	57,790
All employees and officers who are not executive officers (as a group)	836,316
1	Ordinary shares underlying stock option, RSU and PSU awards granted under the OIP.

Tax Treatment of Awards under the OIP

The following discussion of the United States federal income tax implications of Awards under the OIP is based on the provisions of the Internal Revenue Code (and any relevant rulings and regulations issued under the Internal Revenue Code) as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The tax law is technical and complex, and the discussion below represents only a general summary.  It is not intended to be, nor should it be construed to be, legal or tax advice. Shareholders should consult their own professional advisers as to the effects of state, local or foreign laws and regulations to which they may be subject.

Non-qualified stock options.  A NQO results in no taxable income to the optionee or deduction to the company at the time it is granted. An optionee exercising such a stock option will, at that time, realize taxable compensation in the amount of the difference between the stock option price and the then fair market value of the ordinary shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such ordinary shares is equal to the sum of the stock option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the ordinary shares will be a long-term or short-term gain (or loss), depending upon the holding period of the ordinary shares.

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Incentive Stock Options. An ISO results in no taxable ordinary income to the optionee or deduction to the company at the time the ISO is granted or exercised. However, the excess of the fair market value  of the ordinary shares acquired over the stock option price is an item of adjustment in computing the alternative minimum taxable income of the optionee.  If the optionee holds the ordinary shares received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the ordinary shares is treated as a long-term capital gain. If the ordinary shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the ordinary shares received upon exercise of the stock option over the stock option price (or, if less, the excess of the amount realized upon disposition over the stock option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, generally in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the ordinary shares acquired upon exercise of an ISO is equal to the stock option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. When the participant receives the appreciation inherent in the SAR, either in cash or stock, the amount of the cash, or the value of the stock, as applicable, will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of a SAR. However, upon the settlement of the SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.

Other Awards. The current United States federal income tax consequences of other Awards authorized under the OIP are generally in accordance with the following: (1) the fair market value of restricted stock is generally subject to ordinary income tax at the time the restrictions lapse (unless the participant elects taxation at grant, pursuant to Section 83(b)) and (2) the amount of cash paid (or the fair market value of the ordinary shares  issued) to settle RSUs and performance units is generally subject to ordinary income tax. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).  Section 162(m) of the Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the principal executive officer, the principal financial officer or one of the company’s other three most highly compensated executives. Prior to 2018, “Performance-Based Compensation,” as defined under Internal Revenue Service rules and regulations, was excluded from this $1 million limitation. The Tax Reform and Jobs Act of 2017 (the “Act”) eliminated the ability of companies to rely on the “Performance-Based Compensation” exception and the $1 million limitation on deductibility generally was expanded to include all named executive officers (including the principal financial officer). Accordingly, although the OIP continues to include provisions relating to Performance-Based Compensation, we do not believe that the Performance-Based Compensation exception from Section 162(m) of the Code will apply to future awards under the OIP. We do believe, however, that certain Awards granted under the OIP prior to the changes made by the Act will continue to qualify for the Performance-Based Compensation exception and that certain Awards granted under the OIP will qualify for transition relief applicable to certain arrangements in place on November 2, 2017, subject in all cases to the compensation committee’s ability to modify Awards.  Finally, as a Luxembourg company, the impact of the US Section 162(m) deduction limitations may be of limited impact on the Company.

Section 409A.  Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may be made only on specified dates or on or following the occurrence of certain events (e.g., the individual’s separation from service or the individual’s

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death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain officers and other individuals, Section 409A requires that such individual’s distributions of non-qualified deferred compensation in connection with a separation from service commence no earlier than six months after such individual’s separation from service.

We intend that Awards granted under the OIP will either comply with or be exempt from Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder. Awards subject to Section 409A, but not compliant with Section 409A, could result in accelerated taxation of the Awards and an additional 20% tax and interest charge tax to the participant. These potential penalties on the participant could reduce the value of grants subject to Section 409A and adversely affect the Company’s ability to achieve the OIP’s purposes.

Section 280G.  Under certain circumstances, accelerated vesting, exercise or payment of awards under the OIP in connection with a change-in-control of the company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the Award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE AMENDMENT TO THE COMPANY'S OMNIBUS INCENTIVE PLAN.

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SHAREHOLDER PROPOSALS & DIRECTOR NOMINATIONS AND HOUSEHOLDING

Shareholder Proposals & Director Nominations

A shareholder who intends to nominate a director or present a proposal at the 2020 annual general meeting of shareholders and who wishes the nomination or proposal to be included in the proxy materials for that meeting pursuant to Rule 14a‑8 under the Securities Exchange Act of 1934, as amended, must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than January 11, 2020. In addition, one or more shareholders representing at least ten percent (10%) of our ordinary shares outstanding may submit written proposals to the Company for inclusion on the agenda for the 2020 annual general meeting of shareholders if such written proposals are received by the Company at least 21 days before our 2020 annual general meeting of shareholders. Written proposals may be mailed to us at Trinseo S.A., 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312 Attn: Corporate Secretary. A shareholder who intends to nominate a director or present any other proposal at the 2020 annual general meeting of shareholders but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than 120 days and no later than 90 days before our 2020 annual general meeting of shareholders. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association describe the requirements for submitting proposals at the annual general meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association.

Householding

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at its registered office at 26-28, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, Attention: Secretary or by accessing it on the Company’s website at www.trinseo.com.

Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

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APPENDIX A

Appendix A–Amendment to Omnibus Incentive Plan

TRINSEO S.A.

AMENDED AND RESTATED

2014 OMNIBUS INCENTIVE PLAN

1.           DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.           PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.           ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.           LIMITS ON AWARDS UNDER THE PLAN

(a)          Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 5,320,000 shares.  Up to the total number of shares available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.  The limits set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code.  For purposes of this Section 4(a), the shares of Stock withheld by the Company in payment of the exercise price or purchase price (including any nominal value payable in respect of an Award) of the Award, in satisfaction of tax withholding requirements with respect to the Award, or purchased by the Company using proceeds from Awards are prohibited from being returned back to the Plan’s share reserve for future issuance.  The gross number of SAR awards granted under the Plan, as opposed to the net number of shares actually delivered under the SAR Award, will be deducted from the number of shares remaining available for issuance pursuant to the Awards granted under the Plan.  For the avoidance of doubt,  any shares of Stock underlying Awards settled in cash or that otherwise expire or become unexercisable without having been exercised or that are forfeited to or repurchased by the Company due to the failure to vest may be returned to the Plan for future issuance.  To the extent consistent with the requirements of Section 422 and the regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan.

(b)          Type of Shares.  Stock delivered by the Company under the Plan may be newly issued Stock or treasury Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

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(c)          Individual Limits.  The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable to any person in any calendar year:

(1)          Stock Options:  900,000 shares of Stock.

(2)          SARs:  900,000 shares of Stock.

(3)          Awards other than Stock Options, SARs or Cash Awards:  450,000 shares of Stock.

(4)          Cash Awards:  $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout.  The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

5.           ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its Affiliates who are in a position to contribute significantly to the success of the Company and its Affiliates.  Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.           RULES APPLICABLE TO AWARDS

(a)          All Awards.

(1)          Award Provisions.  The Administrator will determine the terms of all Awards, subject to the limitations provided herein.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.  Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)          Term of Plan.  No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)          Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution.  During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant.  The Administrator may permit the gratuitous transfer

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(i.e., transfer not for value) of Awards other than ISOs, subject to such limitations as the Administrator may impose.

(4)          Vesting, etc.   The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable.  Except in the event of the Participant’s death or disability or a five percent (5%) carve-out of the number of shares of Stock that may be delivered in satisfaction of Awards under the Plan (as defined in Section 4(a)), all Awards will only vest or become exercisable after a minimum of twelve months from the grant date.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.  Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)         Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)         Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)         All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company due to his or her Permanent Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)         All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)          Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality.  Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

(6)          Taxes.  The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award.  The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.

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The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum withholding required by law).

(7)          Dividend Equivalents, Etc.  The Administrator may provide, consistent with the requirements of the Articles, for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award, except for Awards of Stock Options or SARs, for which such payments shall be prohibited.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.  Dividends or dividend equivalent amounts payable in respect of Awards shall be subject to the identical time-based vesting and performance conditions as the underlying Award and cannot be paid unless and until all vesting and performance conditions of the underlying Award are met.  Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such additional limits or restrictions as the Administrator may impose, consistent with the requirements of the Articles.

(8)          Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of a termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)          Section 162(m).  In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.  The preceding sentence will not apply to an Award eligible (as determined by the Administrator) for exemption from the limitations of Section 162(m) by reason of the post-initial public offering transition relief in Section 1.162-27(f) of the Treasury Regulations.

(10)        Coordination with Other Plans.   Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).  In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11)        Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

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(12)        Fair Market Value.   In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A, to the extent applicable.

(b)          Stock Options and SARs.

(1)          Time And Manner Of Exercise.   Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award.  A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.  The Administrator may impose conditions on the exercisability of Awards, including limitations on the time periods during which Awards may be exercised or settled.

(2)          Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.  Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 of the Plan, the terms of outstanding Stock Options or SARs, or any substitution of such Awards under Section 6(a)(10), as applicable, may not be amended to reduce the exercise prices of such Stock Options or the base values from which appreciation under such SARs are to be measured other than in accordance with the stockholder approval requirements of the New York Stock Exchange. Unless otherwise submitted to and approved by the Company’s shareholders, any substitution or buyout of Stock Options or SARs for cash, as applicable, shall be prohibited when the exercise price for such Stock Option is below the current fair market value or when the base value from which appreciation under such SARs are to be measured is below the current fair market value.

(3)          Payment Of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)          Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7.           EFFECT OF CERTAIN TRANSACTIONS

(a)          Mergers, etc.  Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

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(1)          Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)          Cash-Out of Awards.   Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the fair market value of one share of Stock, the Award may be cancelled with no payment due hereunder.

(3)          Acceleration of Certain Awards.   Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)          Termination of Awards Upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5)          Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)          Changes in and Distributions With Respect to Stock.

(1)          Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares of Stock that may be delivered under the Plan, to the maximum number of shares of Stock that may be delivered in satisfaction of ISOs under the Plan, and to the maximum share limits described in Section 4(c) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

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(2)          Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3)          Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.           LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law.  Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.           AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.         OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.         MISCELLANEOUS

(a)          Waiver of Jury Trial.  By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce

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the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)          Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.         ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable.  All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.         GOVERNING LAW

(a)          Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable law of the Grand Duchy of Luxembourg relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)          Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Pennsylvania without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)          Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Pennsylvania for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Pennsylvania; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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APPENDIX A

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, provided that, for purposes of determining treatment as a single employer under Section 414(b) and Section 414(c) of the Code, “50%” shall replace “80%” in the applicable stock ownership requirements under such sections of the Code and the regulations thereunder.

“Articles”: The articles of association of the Company.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v)  Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii)  Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect.  In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the

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Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries or of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could reasonably be expected to be harmful to the business, interests or reputation of the Company.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”:  Trinseo S.A.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or that results in the acquisition of all or substantially all of the Company’s then outstanding ordinary shares by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Compensation Committee.

“Director”:  A member of the Board.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.  Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

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APPENDIX A

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.  The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award.  For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures, strategic alliances, licenses or collaborations; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; manufacturing or process development; or environmental health and/or safety metrics.  A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.  To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide, by the deadline that otherwise applies to the establishment of the terms of any Award intended to qualify for such exception, that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Permanent Disability”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Permanent Disability” (or similar term), the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect.  In the case of any other Participant, “Permanent Disability” shall mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan to which the Participant participates.  Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A and is payable upon a Participant’s Permanent Disability, the Participant shall be treated as having a Permanent Disability only if the Participant’s condition also satisfies the definition of “disability” in Treasury Regulation 1.409A-3(i)(4).

“Plan”:  The Trinseo S.A. Omnibus Incentive Plan as from time to time amended and in effect.

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“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Ordinary shares of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

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APPENDIX A

TRINSEO S.A. ANNUAL GENERAL MEETING FOR HOLDERS AS OF 4/12/19 TO BE HELD ON 6/19/19 Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cut-off date.

Vote by Internet:  www.proxyvote.com

Vote by Phone:   1-800-454-8683

Vote by Mail:     Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E46993-Z72474

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following proposals:

Annual General Meeting Proposals:					PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON	☐
Ordinary Resolutions:

1.	To elect four Class II directors specifically named in the proxy statement, each to serve for a term of three years expiring at the 2020 annual general meeting.

		For	Against	Abstain		For	Against	Abstain
Nominees:
5. To approve the granting and discharge of the Company’s directors and auditor for the performance of their respective duties during the year ended December 31, 2018.
	1a. Frank A. Bozich	☐	☐	☐
	1b. Philip Martens	☐	☐	☐

6. To ratify the appointment of PricewaterhouseCoopers Société cooperative to be the Company’s independent auditor for all statutory accounts required by Luxembourg law for the year ending December 31, 2019.

						☐	☐	☐
	1c. Christopher D. Pappas	☐	☐	☐
	1d. Stephen M. Zide	☐	☐	☐	7. To ratify the appointment of PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

2.	To approve, on an advisory basis, the compensation paid by the Company to its named executive officers.	☐	☐	☐	8. To approve the Company’s share repurchase authorization.	☐	☐	☐

3.

To approve the Company’s annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg for the year ended December 31, 2018 and its consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States including a footnote reconciliation of equity and net income to International Financial Reporting Standards for the year ended December 31, 2018.

		☐	☐	☐	9. To approve the Company’s Omnibus Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
	HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

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Signature [PLEASE SIGN WITHIN BOX]	Date